                                                                   Exhibit 2.01



                            STOCK PURCHASE AGREEMENT

                                     between


                                 WATERLINK, INC.

                                 " US Purchaser"

                         WATERLINK (UK) HOLDINGS LIMITED

                                 " UK Purchaser"

                                       and

                             SUTCLIFFE SPEAKMAN PLC
                                    "Seller"

                          CONCERNING THE ACQUISITION OF
                          ALL THE OUTSTANDING SHARES OF

                        BARNEBEY & SUTCLIFFE CORPORATION

                       SUTCLIFFE SPEAKMAN CARBONS LIMITED

                                       and

                           SUTCLIFFE CROFTSHAW LIMITED

                                 May 19th, 1998

                                    Contents
                                    --------


ARTICLE I    ...................................................................................................  2

PURCHASE PRICE OF SHARES; MANNER OF PAYMENT.....................................................................  2
             1.1         Purchase Price of the Shares...........................................................  2
             1.2         Manner of Payment......................................................................  2

ARTICLE II   ...................................................................................................  2

CONDITION    ...................................................................................................  2

ARTICLE III  ...................................................................................................  3

WARRANTIES OF SELLER............................................................................................  3
             3.1         Organization and Standing..............................................................  3
             3.2         Capital Stock..........................................................................  3
             3.3         Title to Shares; Investments of the Corporations.......................................  4
             3.4         Outstanding Options and Warrants.......................................................  4
             3.5         Authority; Conflicts; Consents.........................................................  4
             3.6         Financial Statements...................................................................  5
             3.7         Absence of Undisclosed Liabilities.....................................................  6
             3.8         Absence of Certain Changes.............................................................  6
             3.9         Business Relations.....................................................................  8
             3.10        Real Property..........................................................................  8
             3.11        Title to and Condition of Assets....................................................... 11
             3.12        Taxes.................................................................................. 11
             3.13        Indebtedness to Officers, Directors and Shareholders................................... 14
             3.14        Organizational Documents............................................................... 14
             3.15        Statutory Books........................................................................ 14
             3.16        Brokerage and Finder's Fees............................................................ 14
             3.17        Accounts Receivable.................................................................... 14
             3.18        Employment Matters..................................................................... 15
             3.19        No Defaults............................................................................ 16
             3.20        Material Contracts..................................................................... 16
             3.21        Purchase Orders........................................................................ 17
             3.22        ....................................................................................... 17
             3.23        Insurance.............................................................................. 18
             3.24        Transactions with Officers, Etc........................................................ 18
             3.25        Employees.............................................................................. 19
             3.26        Trade Marks, Copyrights and Similar Matters............................................ 19
             3.27        Employee Benefit Plans and Other Plans................................................. 22
             3.28        Environmental Matters.................................................................. 26
             3.29        Bank Accounts.......................................................................... 31
             3.30        Compliance with Laws................................................................... 31

                                       (i)



             3.31        Powers of Attorney..................................................................... 31
             3.32        Licenses and Rights.................................................................... 31
             3.33        Products............................................................................... 31
             3.34        Casualty Occurrences................................................................... 32
             3.35        Inventory.............................................................................. 32
             3.36        Capital Expenditure Plans.............................................................. 32
             3.37        Year 2000 Compliance................................................................... 33

ARTICLE IV   ................................................................................................... 33

UK TAX MATTERS.................................................................................................. 33
             4.1         Definitions............................................................................ 33
             4.2         Capital Gains.......................................................................... 34
             4.3         Capital Gains:  Appropriation to Trading Stock......................................... 34
             4.4         Capital Gains: Chargeable Debt......................................................... 34
             4.5         Capital Gains:  Post Balance Sheet Date................................................ 34
             4.6         Depreciatory Transactions.............................................................. 34
             4.7         Close Companies........................................................................ 35
             4.8         Liability for Tax Primarily Due From Another Person.................................... 35
             4.9         Claims by the Company.................................................................. 35
             4.10        Non-Allowable Payments................................................................. 35
             4.11        Capital Allowances..................................................................... 36
             4.12        Distributions.......................................................................... 36
             4.13        Anti-Avoidance Provisions.............................................................. 37
             4.14        Migration of Companies................................................................. 37
             4.15        VAT.................................................................................... 38
             4.16        Stamp Duty and Stamp Duty Reserve Tax.................................................. 39
             4.17        Inheritance Tax........................................................................ 39
             4.18        Purchase of Own Shares................................................................. 39
             4.19        Gains Accruing to Non-Resident Companies or trusts..................................... 39
             4.20        Offshore Funds......................................................................... 39
             4.21        No Interest in a Controlled Foreign Company............................................ 40
             4.22        Residence.............................................................................. 40
             4.23        Returns, Records and Payments.......................................................... 40
             4.24        Employee Benefits...................................................................... 41
             4.25        Group Income........................................................................... 41
             4.26        Group Relief and Surrender of Advance Corporation
                         Tax.................................................................................... 41
             4.27        Intra Group Transfer................................................................... 42
             4.28        Losses etc............................................................................. 42

ARTICLE V    ................................................................................................... 42

UK PENSIONS MATTERS............................................................................................. 42
             5.1         Applicability.......................................................................... 42
             5.2         Pension Scheme......................................................................... 42

                                      (ii)



ARTICLE VI   ................................................................................................... 47

REPRESENTATIONS AND WARRANTIES OF PURCHASERS.................................................................... 47
             6.1         Organization........................................................................... 47
             6.2         Corporate Authorization; Validity of Agreement; Necessary
                         Action................................................................................. 48
             6.3         Consents and Approvals; No Violations.................................................. 48

ARTICLE VII  ................................................................................................... 49

COVENANTS    ................................................................................................... 49
             7.1         Covenants of Seller.................................................................... 49
             7.2.        Covenants of Purchasers................................................................ 50

ARTICLE VIII ................................................................................................... 50

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS
AND SELLER...................................................................................................... 50

ARTICLE IX   ................................................................................................... 52

CLOSING      ................................................................................................... 52

ARTICLE X    ................................................................................................... 53

TERMINATION OF AGREEMENT........................................................................................ 53

ARTICLE XI   ................................................................................................... 54

SURVIVAL OF WARRANTIES; INDEMNIFICATION;
DISPUTES : LIMITATIONS.......................................................................................... 54
             11.1        Survival of Limitations Warranties..................................................... 54
             11.2        Seller Indemnification................................................................. 54
             11.3        Defense of Claim....................................................................... 55
             11.4        Purchasers Indemnification............................................................. 56
             11.5        Indemnification Basket; Cap............................................................ 56
             11.6        Limitation on Remedies................................................................. 57

ARTICLE XII  ................................................................................................... 64

CONDUCT PRIOR TO CLOSING DATE................................................................................... 64
             12.1        Continuation of Business............................................................... 64
             12.3        Acquisition Proposals.................................................................. 65

ARTICLE XIII ................................................................................................... 66


                                      (iii)


ASSIGNMENT, THIRD PARTIES, BINDING EFFECT....................................................................... 66

ARTICLE XIV  ................................................................................................... 66

EXPENSES     ................................................................................................... 66

ARTICLE XV   ................................................................................................... 67

NOTICES      ................................................................................................... 67

ARTICLE XVI  ................................................................................................... 68

REMEDIES NOT EXCLUSIVE.......................................................................................... 68

ARTICLE XVII ................................................................................................... 68

NON-COMPETITION................................................................................................. 68
             17.1        Non-Competition Agreement.............................................................. 68
             17.2        Disclosure of Confidential Information................................................. 70

ARTICLE XVIII................................................................................................... 70

TERMINATION FEE................................................................................................. 70

ARTICLE XIX  ................................................................................................... 71

TAX MATTERS  ................................................................................................... 71
             19.1        Cooperation in Tax Matters............................................................. 71
             19.2        Tax Periods Ending on or Before the Closing Date....................................... 72
             19.3        Tax Periods Beginning Before and Ending After the
                         Closing Date........................................................................... 72
             19.4        Defense of Tax Claim................................................................... 73

ARTICLE XX   ................................................................................................... 75

GUARANTEE AND INDEMNITY......................................................................................... 75
             20          Guarantee and Indemnity................................................................ 75

ARTICLE XXI  ................................................................................................... 76

US PHASE II  ................................................................................................... 76

ARTICLE XXII ................................................................................................... 79

MISCELLANEOUS................................................................................................... 79
             22.1        Counterparts........................................................................... 79

                                      (iv)

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
             22.2        Captions and Section Headings.......................................................... 79
             22.3        Waivers................................................................................ 79
             22.4        Right of Inspection.................................................................... 79
             22.5        Amendments, Supplements or Modifications............................................... 79
             22.6        Entire Agreement....................................................................... 80
             22.7        Governing Laws......................................................................... 80
             22.8        Knowledge.............................................................................. 80
             22.9        Press Releases......................................................................... 81
             22.10       Currency............................................................................... 81
             22.11       Agents for Service..................................................................... 81
             22.12       Agreed Form Documents.................................................................. 81


SCHEDULES

Schedule 3.11            Assets in Operating Condition


EXHIBITS

Exhibit A    The Escrow Agreement

Exhibit B    General Release

Exhibit C    Termination Agreement


AGREED FORM DOCUMENTS

Pension Scheme "Ringfencing" Deed

Shareholders Resolution

Auditors Resignation for UK Companies

Tax Deed

Services Agreement

Deed of Release of Existing Security

Property Indemnities (4)

Deed changing Principal Employees of Pension Scheme

Disclosure Letter

                                       (v)

Barnebey Environmental Investigation Programme

Director's Resignations

Business Transfer Agreement



                                      (vi)

                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 19th day of May, 1998, between Waterlink, Inc., a corporation organized under the laws of the State of Delaware ("US Purchaser"), Waterlink (UK) Holdings Limited, a corporation organised under the laws of England and Wales ("UK Purchaser" and together with US Purchaser, collectively referred to herein as "Purchasers") and Sutcliffe Speakman PLC, a corporation organized under the laws of England and Wales ("Seller").


                                R E C I T A L S:
                                ----------------

A. Seller owns all of the issued and outstanding shares of capital stock of Barnebey & Sutcliffe Corporation, a corporation organized under the laws of the State of Ohio ("Barnebey"), Sutcliffe Speakman Carbons Limited, a corporation organized under the laws of England and Wales ("Carbons") and Sutcliffe Croftshaw Limited, a corporation organized under the laws of England and Wales ("Croftshaw," and together with Barnebey and Carbons, and each subsidiary thereto, referred to hereinafter as the "Project Buckeye Corporations").

B. The Project Buckeye Corporations together with the separate business of selling certain products under the "Protect" brand as carried on by Samuel Banner Ltd which is subject to a separate business transfer agreement in the agreed form to be entered into at Closing ("the Business Transfer Agreement") comprise the entire activated carbon and environmental business of Seller.

C. On the terms and subject to the conditions of this Agreement, and subject to the performance by the parties of their respective obligations under this Agreement, Seller desires to sell, and US Purchaser desires to purchase, all of the issued and outstanding shares of capital stock of Barnebey (the "US Shares"), and Seller desires to sell, and UK Purchaser desires to purchase, all the issued and outstanding shares of capital stock of Carbons and Croftshaw (the "UK Shares", and together with the US Shares, collectively referred to herein as the "Seller's Shares") at the Closing (as defined in Article VI of this Agreement) for the purchase price described in Article I of this Agreement.

NOW, THEREFORE, US Purchaser, UK Purchaser and Seller, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    ---------

                   PURCHASE PRICE OF SHARES; MANNER OF PAYMENT
                   -------------------------------------------

             1.1 PURCHASE PRICE OF THE SHARES. On the terms and subject to the conditions of this Agreement, Seller shall, with full title guarantee transfer to Purchasers at the Closing all the Seller's Shares (as defined in Section 3.3), free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (save for any taxes payable by Purchasers on such transfer). Purchasers shall purchase all the Seller's Shares for an aggregate purchase price of $34,646,240 (the "Purchase Price"). The Purchase Price represents the following consideration for the shares in each of Barnebey, Croftshaw and Carbons:

                         Barnebey    $21,606,240

                         Croftshaw      $652,000

                         Carbons     $12,388,000

                         Any profits made by the Project Buckeye Corporations from the date hereof shall not be distributed by them and thereby shall accrue for the benefit of Purchasers.

             1.2 MANNER OF PAYMENT. The Purchase Price, less Two Hundred Thousand Dollars ($200,000) previously paid as a non-refundable deposit, will be paid at Closing as follows:

                         (a) By wire transfer, to an account or accounts designated by Seller at least five days prior to the Closing, of $32,446,240 ; and

                         (b) By delivery, by certified or official bank check or wire transfer, of Two Million Dollars ($2,000,000) to the bank account in the name of the escrow agents appointed under the escrow agreement in the form attached hereto as EXHIBIT A (the "Escrow Agreement").

                                   ARTICLE II
                                   ----------

                                    CONDITION
                                    ---------

2.1 This Agreement is in all respects conditional upon the approval of the disposal by the shareholders of Seller (the "Seller's Shareholders") in general meeting (the "Condition")

             2.2 If the Condition has not been fulfilled or waived by 30th June 1998 or such later date as may be agreed in writing by the parties neither Seller nor Purchaser shall be obliged to complete the sale and purchase of the Seller's Shares hereunder and none of the parties shall have any further rights or obligations under this Agreement and no claim shall lie hereunder or otherwise in respect of the transaction hereby contemplated save in respect of any claim that may be made as a result of the Termination Agreement.

                                   ARTICLE III
                                   -----------

                              WARRANTIES OF SELLER
                              --------------------

Seller warrants to Purchasers as follows:

3.1 ORGANIZATION AND STANDING. Seller and each of the Project Buckeye Corporations (Seller and each Project Buckeye Corporation being referred to hereinafter individually as a "Corporation" and collectively as the "Corporations") and each subsidiary of any Project Buckeye Corporation (each a "Subsidiary" and collectively "Subsidiaries" and each Subsidiary incorporated in the US a "US Subsidiary" and each Subsidiary incorporated in England and Wales a "UK Subsidiary") is a corporation duly organized, and validly existing under the laws of its jurisdiction of organization, which jurisdictions are referred to in the Disclosure Letter. Each Project Buckeye Corporation and each Subsidiary has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and Barnebey and each US Subsidiary is duly qualified to do business and is duly qualified or licensed and in good standing in every jurisdiction in the United States of America in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary. All jurisdictions in which Barnebey and each U.S Subsidiary is so qualified are set forth in the Disclosure Letter.

             3.2 CAPITAL STOCK. The authorized share capital of each of the Project Buckeye Corporations is set out in the Disclosure Letter. All of the outstanding shares of the Project Buckeye Corporations and the Subsidiaries are duly authorized, validly issued, and fully paid, and with respect to Barnebey and each US Subsidiary are non-assessable and were not issued in violation of preemptive or any other rights of any person. The term "person" means any individual, entity or organization of any nature.

             3.3         TITLE TO SHARES; INVESTMENTS OF THE CORPORATIONS.
                         Seller owns all of the Seller's Shares and the Project Buckeye Corporations own all the capital stock of each Subsidiary beneficially, and free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demand whatsoever. Except for the Subsidiaries, which are set forth in the Disclosure Letter none of the Project Buckeye Corporations nor any of the

                         Subsidiaries has any direct or indirect equity, debt or other interest in any person, or any right, warrant or option to acquire any such interest.

             3.4 OUTSTANDING OPTIONS AND WARRANTS. There are no subscription rights, options, warrants, rights, puts, calls, commitments or agreements (respecting issuance, redemption, repurchase, voting or otherwise) relating to, nor any outstanding securities convertible into, any shares of capital stock or other equity interest in any of the Project Buckeye Corporations or any of the Subsidiaries, or into any such convertible securities, and neither Seller nor any of the Project Buckeye Corporations nor any of the Subsidiaries have agreed to issue, purchase, sell or transfer any of same, except as provided in this Agreement.

             3.5         AUTHORITY; CONFLICTS; CONSENTS.

                         (a) Seller's execution of this Agreement the Termination Agreement and all other agreements to be entered into by Seller at or prior to Closing as contemplated by this Agreement (the "Ancillary Agreements") have been duly authorized and approved by its Board of Directors, and at the Closing and save for satisfaction of the Condition (set out in Section 2.1), no further corporate action will be necessary to make this Agreement or any Ancillary Agreement valid and binding on Seller. Subject to approval of Seller's Shareholders, the execution, delivery and consummation of this Agreement, the Termination Agreement and the Ancillary Agreements by Seller (i) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which any of the Corporations or the Subsidiaries is a party or to which any of them or any of their respective assets are subject or bound at Closing, (ii) will not result in the creation of any lien or other charge upon any assets of any of the Corporations or the Subsidiaries, and (iii) will not result in any acceleration or termination of any loan or security interest agreement to which any of the Corporations or the Subsidiaries is a party or to which any of them or any of their respective assets are subject or bound.

                         (b)         Except for filings, permits,
                                     authorizations, consents and approvals as may be required under, and other appropriate requirements of the "HSR Act", and for the approval by Seller's Shareholders, no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by any of the Corporations or Subsidiaries for the authorization of this Agreement, the Termination Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement, the Termination Agreement or the Ancillary Agreements. Subject to approval of the Seller's Shareholders, Seller is authorized to consummate the transactions contemplated hereby and upon the execution hereof, this Agreement will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

             3.6 FINANCIAL STATEMENTS. Prior to the date hereof, Seller has provided US Purchaser with the following audited accounts of each of Barnebey, Croftshaw Carbons Lakeland processing Limited ("Lakeland") and Speakmanco 5 Limited ("Speakmanco") ("Financial Statements"):
                         Balance Sheets and Profit and Loss Accounts at and for each of the fiscal years ended March 31, 1998, 1997 and 1996, together with the audit reports of Seller's independent auditors and directors report thereon. The Financial Statements (i) have been prepared in accordance with generally accepted accounting principles as applied in the United Kingdom ("UK GAAP") in the case of Croftshaw Carbons Lakeland and Speakmanco and as applied in the United States ("US GAAP") in the case of Barnebey applied on a consistent basis during such periods therein specified; (ii) comply in the case of Croftshaw Carbons Lakeland and Speakmanco with the provisions of the Companies Act 1985 (a UK statute) and all other relevant statutes;
                         (iii) make appropriate provision or reserve for all actual liabilities; (iv) make appropriate provision for or specifically note, in accordance with UK GAAP or USGAAP (as relevant), all capital commitments and contingent liabilities; (v) make appropriate provision for all bad and doubtful debts; (vi) show a true and fair view of the state of affairs of each of Barnebey, Croftshaw Carbons Lakeland and Speakmanco as at the end of the financial year to which they relate and of the profits or losses of each of Barnebey, Croftshaw Carbons Lakeland and Speakmanco for the accounting period ended on those dates; and (vii) fairly present the financial position, and cash flows at and for the periods therein specified. The Financial Statements include any notes and schedules thereto. Seller has also provided Purchaser with an aggregated statement in respect of the Profit and Loss accounts and Balance Sheets of the Project Buckeye Corporations and Lakeland at and for the fiscal years ending 31 March , 1996, 1997 and 1998 (the "Aggregated Statements") which fairly presents the aggregated results of the Project Buckeye Corporations for those years and the aggregated balance sheet as at those dates.

             3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent included in the March 31, 1998 balance sheet (and/or the notes thereon) of the Financial Statements, so far as Seller is aware none of the Project Buckeye

                         Corporations or the Subsidiaries is obligated for, nor are any of their respective assets or properties subject to, any material liabilities or material adverse claims or obligations, absolute or contingent, except those incurred in the ordinary course of business since March 31, 1998, and so far as Seller is aware none of the Project Buckeye Corporations nor any Subsidiary is in default with respect to any terms or conditions of any material liability or obligation or any Subsidiaries. The outstanding indebtedness of the Project Buckeye Corporations and the Subsidiaries on the Closing Date in respect of borrowings and the deferred consideration payable to the Vendors of the business of Sorb Tech Inc less all cash at bank and in hand of Carbons, Croftshaw and Lakeland, taken together, will not exceed Eight Hundred and Seventy Five Thousand Dollars ($875,000). Charges allocated by Seller to the Project Buckeye Corporations and the Subsidiaries in connection with the transactions contemplated hereby, taken together, will not exceed Fifty Thousand Dollars ($50,000) in aggregate on the Closing Date.

             3.8 ABSENCE OF CERTAIN CHANGES. Since March 31, 1998, the Project Buckeye Corporations' businesses (including the Subsidiaries) have been conducted in the ordinary course. Since such date, there has not been any material adverse change in the business, assets, or liabilities of any Project Buckeye Corporation or any Subsidiary. Since March 31, 1998, there has not been:

                         (a) apart from the general annual increase granted as at 1 April 1998 that is described in the Disclosure Letter no increase has been made or promised in the compensation or other remuneration payable (including benefits payable to employees) or to become payable to any of the employees, agents or partners involved with the Project Buckeye Corporations or the Subsidiaries;

                         (b) any mortgage or pledge of, or any other lien, charge or encumbrance of any kind created in respect of any of the assets, tangible or intangible, included in the Project Buckeye Corporations and the Subsidiaries other than in the ordinary course of business;

                         (c) any sale or transfer of any assets, except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to any of the Project Buckeye Corporations or any Subsidiary;

                         (d) any sale, license, assignment or transfer by the Project Buckeye Corporations or any Subsidiary of any patents, trademarks, trade names or other similar intangible assets;

                         (e) so far as Seller is aware any amendments or termination of any material contract, agreement or license to which any of the Project Buckeye Corporations or any Subsidiary is a party or to which the

                                     Project Buckeye Corporations or the
                                     Subsidiaries or any of their respective
                                     assets are subject or bound;

                         (f) any commitment made (through negotiations or otherwise) or any liability incurred to any labour organization by any of the Project Buckeye Corporations or any Subsidiary;

                         (g) any payment, declaration or setting aside by any of the Project Buckeye Corporations of dividends or a return of capital or any distribution by any of the Project Buckeye Corporations of any cash or other assets in redemption of or as the purchase price for any capital stock or equity or in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to Seller and (other than any Project Buckeye Corporation) any affiliate of Seller;

                         (h) any discharge or satisfaction by any of the Project Buckeye Corporations or any Subsidiary of any lien, encumbrance, obligation or liability (accrued, absolute, fixed or contingent), other than those that have been discharged or satisfied in the ordinary course without acceleration and other than those incurred and discharged in the ordinary course of business;

                         (i) any institution by any of the Project Buckeye Corporations or any Subsidiary of a bonus, stock option, profit-sharing, pension plan or similar arrangement or any changes in any such existing plans;

                         (j) so far as Seller is aware any incurrence by any of the Project Buckeye Corporations or any Subsidiary (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice; and

                         (k) so far as Seller is aware any material loss, damage or destruction to any of the Project Buckeye Corporations' or any of the Subsidiaries' properties (whether or not covered by insurance) or any dispute with employees;

             3.9 BUSINESS RELATIONS. None of the Project Buckeye Corporations nor any Subsidiary is required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers. None of the Corporations or any Subsidiary has received any notice of any disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials or products used in any of the Project Buckeye Corporations' or Subsidiaries' businesses and have no reason to believe that any such disruption will occur. There are no sole source suppliers of goods, equipment or services used by any of the Project Buckeye Corporations or any Subsidiaries (other than public utilities) with respect to which practical alternative sources of supply are unavailable. No single customer of any of the Project Buckeye Corporations accounted for greater than five percent (5%) of such Project Buckeye Corporation's gross revenues for either the most recently completed fiscal year.

             3.10        REAL PROPERTY.

                         (a) The Disclosure Letter contains true details of (i) all real property owned by any of the Project Buckeye Corporations or any Subsidiary (ii) all real property leases to which any of the Project Buckeye Corporations or any Subsidiary are parties and (iii) all options, deeds of trust, deeds of declaration, mortgages pursuant to or in which any of the Project Buckeye Corporations or any Subsidiary has any interest (collectively, the "Real Property"). Seller has delivered to
                                     Purchasers: (a) a complete and correct copy of each deed or other instrument which provide evidence of Seller's title to or interest in each property lease or other interest comprising the Real Property; So far as Seller is aware the written replies to enquiries given to Edge and Ellison by or on behalf of Seller relating to the Real Property were when given and are now true and correct.

                         (b)         (i)          None of the Corporations has
                                                  received written notice of a
                                                  breach of any laws and
                                                  ordinances, or of any
                                                  covenant, condition, easement
                                                  or restriction affecting the
                                                  Real Property or relating to
                                                  its use or occupancy.

                                     (ii)         With respect to the Real
                                                  Property in the United States
                                                  only:-

                                                  (a)  none of the Corporations
                                                       has received notice of
                                                       improvements contemplated
                                                       to be made by any public
                                                       or private authority the
                                                       cost of which are to be
                                                       assessed as special taxes
                                                       or charges against the
                                                       Real Property in the
                                                       United States;

                                                  (b)  none of the Corporations
                                                       has received any notice
                                                       which would result in the
                                                       termination of access to
                                                       the Real Property in the
                                                       United States;

                                                  (c)  none of the Corporations
                                                       has received any notice
                                                       with respect to boundary
                                                       or water drainage
                                                       disputes with the owners
                                                       of any premises adjoining
                                                       the Real Property in the
                                                       United States; and

                                                  (d)  none of the Corporations
                                                       has received any notice
                                                       from the insurance
                                                       companies who issue the
                                                       current insurance
                                                       policies insuring the
                                                       Real Property in the
                                                       United States requiring
                                                       or recommending any
                                                       repairs to be done to the
                                                       Real Property in the
                                                       United States.

                         (c) With respect to the leased property comprising the Real Property including all leasehold improvements (collectively, the "Leased Property"):

                                     (i)          all leases relating to Real
                                                  Property in the United Kingdom
                                                  are in the possession and are
                                                  under the control of the
                                                  Project Buckeye Corporations
                                                  and are in writing, and copies
                                                  of all leases have been
                                                  delivered to Purchaser or its
                                                  counsel;

                                     (ii)         the rental set forth in each
                                                  such lease is the actual
                                                  rental being paid, and there
                                                  are no separate agreements or
                                                  understandings with respect to
                                                  the same and the receipt for
                                                  the payment of rental due
                                                  immediately prior to the date
                                                  of this Agreement is
                                                  unqualified;

                                     (iii)        none of the Corporations has
                                                  received written notice that
                                                  there has been a default by
                                                  any of the Corporations or any
                                                  other party which affects the
                                                  Leased Property, and the
                                                  consummation of the
                                                  transactions contemplated by
                                                  this Agreement. No Corporation
                                                  will require the consent of
                                                  any other party to any lease
                                                  or agreement relating to the
                                                  Leased Property to the sale of
                                                  Seller's Shares to Purchasers
                                                  or the consummation of the
                                                  transactions contemplated by
                                                  this Agreement;

                                     (iv)         there are no written or oral
                                                  contracts between such Project
                                                  Buckeye Corporation or any
                                                  Subsidiary and any third party
                                                  relating to any claim by such
                                                  third party of any right to
                                                  all or any part of the
                                                  interest of such Project
                                                  Buckeye Corporation or any
                                                  Subsidiary in any leasehold
                                                  estate or otherwise relating
                                                  to the use and occupancy by
                                                  such Project Buckeye
                                                  Corporation or Subsidiary of
                                                  such estate; and

                                     (v)          with respect to Leased
                                                  Property located in the United
                                                  Kingdom, no notices or
                                                  requests have been served or
                                                  received under Section 25 or
                                                  Section 26 of the Landlord
                                                  Tenant Act 1954.

                                     (vi)         With respect to the Leased
                                                  Property located in the United
                                                  States all security deposits
                                                  required by such leases have
                                                  been made and have not been
                                                  refunded or returned.

             3.11 TITLE TO AND CONDITION OF ASSETS excluding the Real Property. The Project Buckeye Corporations and Subsidiaries own and possess all right, title and interest in and to all the assets excluding the Real Property used in the respective businesses of the Project Buckeye Corporations and Subsidiaries, in each case free and clear of all liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, limitations, servitudes and other title defects or restrictions of any nature. All tangible assets of each Project Buckeye Corporation and Subsidiary are in such corporation's possession or under its control, and all the assets set forth on
                         SCHEDULE 3.11 are in operating condition at the date hereof.

             3.12        TAXES.

                         (a) Barnebey and each of its Subsidiaries have filed, and will file on a timely basis, all Tax Returns (as defined in subsection (g) below) required to be filed by them on or before the Closing Date accurately reflecting all Taxes (as defined in subsection (g) below) owing to the United States, or any other government or any government subdivision, state or local, or any other taxing authority, and have paid in full or made adequate provision (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax income) in the Financial Statements for the payment of all Taxes for which Barnebey or any of its Subsidiaries has or may have liability with respect to taxable periods ending on or before the Closing Date. All such Tax Returns are true, correct and complete in all material respects. Seller does not have knowledge of any unassessed Tax deficiency proposed or threatened against Barnebey or any of its Subsidiaries as a result of the operation of their businesses. There are no liens on the assets of Barnebey or any of its Subsidiaries as a result of any Tax liabilities except for Taxes not yet due and payable. There are, and after the date of this Agreement, will be no Tax deficiencies assessed against Barnebey or any of its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 or any comparable state, local or foreign statute or regulation with respect to taxable periods or portions thereof ending on or before the Closing Date. There are, and after the date of this Agreement will be, no Tax deficiencies of any kind assessed against or relating to Barnebey or any of its Subsidiaries which respect to any taxable period ending on or before the Closing Date. As to all Tax periods or portions thereof, which end prior to, the Closing Date for which no Tax Returns are yet due, the liability of Barnebey and its Subsidiaries for Taxes with respect to such periods or portions thereof, does not exceed the amount accrued for such liability (rather than any reserve for deferred Taxes to reflect timing differences between book and Tax income) in the Financial Statements as adjusted for operations and transactions in the ordinary course of business through the Closing Date in accordance with the past practice and custom of Barnebey and its Subsidiaries.

                         (b) Barnebey and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over under applicable laws;

                         (c) None of Barnebey or any of its Subsidiaries is a party to any action, audit or proceeding by any governmental or taxing authority for the assessment or collection of Taxes, nor has any such event been asserted or threatened. None of Barnebey nor any of its subsidiaries have filed any consent of the type described under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is Barnebey or any of its Subsidiaries subject to any accumulated earnings penalties. None of Barnebey or any of its Subsidiaries has made any payments, or is obligated to make any payments, or is a party to any agreement that under certain circumstances could oblige any of them to make any payments that would not be deductible under
                                     Section 280G of the Code. Neither Barnebey nor any of its Subsidiaries is nor has been since 1st January 1997 a member of any consolidated, combined or unitary group that includes an entity other than Barnebey or its Subsidiaries for federal, state, local or foreign income, gross receipts or franchise Tax purposes with respect to which it could have liability under Treasury Regulation Section 1.1502-6 or any comparable state, local or foreign statute or regulation, as a transferee or successor, by contract or otherwise. None of Barnebey or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section
                                     897(c)(1)(A)(ii) of the Code.

                         (d) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign Tax Return of Barnebey or any of its Subsidiaries for any period. Except as set forth in the Disclosure Letter neither the Internal Revenue Service nor any state, local or foreign taxing authority has audited any Tax Return filed by Barnebey or any of its Subsidiaries.

                         (e) The Disclosure Letter contains details of all material tax elections made by Barnebey or any of its Subsidiaries, all adjustments under Section 481(a) of the Code which will affect the taxes of either of Purchasers or Barnebey or any of its Subsidiaries for all taxable years which end on or after the Closing Date and all tax rulings or closing agreements to which Barnebey or any of its Subsidiaries is a party. The Disclosure Letter sets forth all jurisdictions in which Barnebey or any of its Subsidiaries has filed or will file state income or franchise Tax Returns for each taxable period, or portion thereof beginning after December 31, 1992 and, ending on or before the Closing Date.

                         (f) There are no Tax sharing agreements or similar arrangements (whether written or oral) in effect that includes Barnebey or any of its Subsidiaries. None of Barnebey or any of its Subsidiaries has any liability to Seller or any of its Subsidiaries or affiliates or, to Seller's knowledge any other person with respect to any previously terminated Tax sharing agreement or similar agreement.

                         (g) For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, value added, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

             3.13        INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS.
                         No Project Buckeye Corporation or Subsidiary is indebted to any of its shareholders, officers or directors (or to members of their immediate families) in any amount whatsoever other than for salaries payable or for expenses incurred on behalf of such corporation in the ordinary course of business.

             3.14 ORGANIZATIONAL DOCUMENTS. True, accurate and complete copies of the Articles or Certificate of Incorporation, Memorandum and Articles of Association or Certificate of Incorporation Upon Change of Name, as applicable, and Bylaws or Regulations, as applicable, of each Project Buckeye Corporation and each Subsidiary, together with all amendments thereto in effect on the date hereof, have been delivered to US Purchaser or its counsel.

             3.15 STATUTORY BOOKS. Seller has furnished or made available to Purchaser and its counsel the statutory books of each Project Buckeye Corporation and each Subsidiary and the same are accurate and reflect all resolutions adopted and all actions taken, authorized or ratified by the shareholders and directors of such Project Buckeye Corporation and Subsidiary.

             3.16 BROKERAGE AND FINDER'S FEES. Except for Doug Dellmore, to whom Seller expects to pay up to One Hundred Thousand Dollars ($100,000), none of Seller, any Project Buckeye Corporation, any Subsidiary or any affiliate, officer, director or agent of such Corporation has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

             3.17 ACCOUNTS RECEIVABLE. Seller has previously delivered to US Purchaser an aging schedule as of 30 April 1998, which is true, correct and complete as at the close of business on the date to which it is drawn, of the accounts receivables, both trade and non-trade, of each Project Buckeye Corporation and each Subsidiary as of that date. In the opinion of the directors and officers of each of the Buckeye Corporations the Financial Statements contain appropriate provisions for bad and doubtful debts.

             3.18        EMPLOYMENT MATTERS.

                         (a) No Project Buckeye Corporation or Subsidiary is a party to, participant in, or bound by, any recognition agreement with a trade union or any collective bargaining agreement.

                         (b) The employment by Barnebey of any person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation pay.

                         (c) There are no active, pending or threatened administrative or judicial proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labour Standards Act, the Occupational Safety and Health Act, the National Labour Relations Act and there is not at present a claim by any employee of Carbons and/or Croftshaw or any UK Subsidiary arising out of their employment or termination of their employment for compensation for loss of office or employment or otherwise whether under the Employment Rights Act 1996, Equal Pay Act 1970, Sex Discrimination Act 1975, Sex Discrimination Act 1986, Race Relations Act 1976, Disability Discrimination Act 1995 Trade Union and Labour Relations (Consolidation) Act of 1992, Transfer of Undertakings (Protection of Employment) Regulation of 1981 or any other Act or European Treaty or Directive, and so far as Seller is aware no employee of any Project Buckeye Corporation or any Subsidiary has had their contract terminated in the six
                                     (6) months preceding the date of this
                                     Agreement in circumstances likely to lead to a claim in relation to which the relevant Project Buckeye Corporation or Subsidiary will be likely to have to make a payment to such employee and none of the Project Buckeye Corporations or Subsidiaries has knowledge of any such pending or threatened claim.

                         (d) None of the Project Buckeye Corporations nor any Subsidiary is involved in any dispute with any of its officers or employees and so far as Seller is aware there are no circumstances which may result in any dispute involving any of the officers or employees of the Project Buckeye Corporations or Subsidiaries nor have there been any such disputes during the last six months.

                         (e) Save as set out in the Disclosure Letter there is not in existence any contract of employment with any director or employee of any of the Project Buckeye Corporations or Subsidiaries which cannot be terminated by giving 3 months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

             3.19 NO DEFAULTS. So far as Seller is aware none of the Project Buckeye Corporations or Subsidiaries is in material default (nor so far as the Seller is aware is any such material default alleged to exist) under terms of any material written or oral contract, agreement, lease, license, mortgage, deed of trust, note, guaranty, instrument or understanding (collectively, "Contracts") to which it is a party or to which any of its assets, business or operations is subject, nor so far as Seller is aware is any condition or event threatened, which, after notice or the passage of time, or both, would constitute a material default under any Contract. To Seller's knowledge, no such material default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of such Contracts.

             3.20        MATERIAL CONTRACTS.

                         (a) The Disclosure Letter contains a copy or a written summary of each Contract (a true and correct copy of which having been provided to US Purchaser) to which any Project Buckeye Corporation or any Subsidiary is a party or by which any of its assets, businesses or operations is bound or affected excluding any Contract that (i) may be cancelled by such Project Buckeye Corporation or Subsidiary party thereto on thirty (30) days' notice or less without incurring a liability or obligation on the part of such Project Buckeye Corporation or Subsidiary for such cancellation that is not material to the business, operations or condition (financial or otherwise) of such Project Buckeye Corporation or Subsidiary, or (ii) involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than One Hundred Thousand Pounds ((pound)100,000).

                         (b) The Disclosure Letter contains a copy or a written summary of each Contract (a true and correct copy of which having been provided to US Purchaser) with a customer of any Project

                                     Buckeye Corporation or Subsidiary that
                                     contains provisions (i) providing for
                                     payment terms to such Corporation or
                                     Subsidiary of forty-five (45) days or
                                     greater, (ii) permitting the customer to retain any portion of the purchase price for the products or services to be provided thereby as security for warranty claims or for any other purpose, (iii) providing for liquidated or stipulated damages, or (iv) providing bonding or similar requirements.

             3.21 PURCHASE ORDERS. The Disclosure Letter contains a true and complete list as of March 31, 1998 of all purchase orders under which any Project Buckeye Corporation or Subsidiary is or will become obligated to pay any particular vendor an aggregate sum in excess of Fifty Thousand Dollars ($50,000).

             3.22 The Disclosure Letter contains details of all administrative or judicial proceedings to which any Project Buckeye Corporation or Subsidiary was a party at any time within the past two (2) years, is a party or, to the knowledge of Seller, to which any Project Buckeye Corporation or Subsidiary is threatened to be made a party, which relate, directly or indirectly, to the Project Buckeye Corporations or Subsidiaries or any of the Project Buckeye Corporations' or Subsidiaries' assets, including, without limitation, proceedings that could affect title to or interests in the assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, in respect of which written notice has been received by the Project Buckeye Corporations or the Subsidiaries or, to the knowledge of Seller, threatened against or affecting the Project Buckeye Corporations or Subsidiaries or any of their assets, including, without limitation, any relating to so-called product liability, which, if adversely determined or resolved, would have a material adverse effect on the business or assets of any of the Project Buckeye corporations or Subsidiaries, or any provisions of, or the validity of, or rights under, any leases or other operating agreements, licenses, permits or grants of authority of any of the Project Buckeye Corporations or Subsidiaries. None of the Project Buckeye Corporations or Subsidiaries has received notice that any Project Buckeye Corporation or Subsidiary is the subject of any governmental investigation and so far as Seller is aware none of such corporations or Subsidiaries has received notice that it is subject to, nor is it or has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, United States, United Kingdom or otherwise excluding matters of general application not specific only to the Project Buckeye Corporations and Subsidiaries.

             3.23 INSURANCE. The Disclosure Letter contains details of all the policies of insurance covering the business, properties and assets of the Project Buckeye Corporations and Subsidiaries presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured), indicating as to each whether it insures on an "occurrence" or a "claims made" basis. All of the insurance policies listed in the Disclosure Letter are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and none of the Project Buckeye Corporations or Subsidiaries has received any written notice of cancellations with respect to any of the policies. None of the Project Buckeye Corporations or Subsidiaries has been refused any insurance by any insurance carrier to which it has applied for insurance during the last two (2) years. So far as Seller is aware there are no circumstances existing that would enable any insurer to avoid liability under any of the Project Buckeye Corporations' or Subsidiaries' policies.

             3.24        TRANSACTIONS WITH OFFICERS, ETC.

                         (a)         Save in respect of arrangements
                                     contemplated by this Agreement and the
                                     Ancillary Agreements no Project Buckeye
                                     Corporation nor Subsidiary has any interest in any entity that has any current contractual relationship, oral or written, or other business relationship with any of the Corporations or the Subsidiaries.

                         (b) The Disclosure Letter contains a true and correct list of all Contracts to which any Project Buckeye Corporation or Subsidiary is a party and to which any of the officers, directors or shareholders of any Project Buckeye Corporation or Subsidiary, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, is also a party. The Disclosure Letter includes a list of indebtedness of any such person or entity to any Project Buckeye Corporation or Subsidiary.

                         (c) None of the Project Buckeye Corporations or Subsidiaries nor any officer, director or shareholder of the Project Buckeye Corporations or Subsidiaries, nor members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, has so far as Seller is aware any direct or indirect interest in any competitor, supplier or customer of a Project Buckeye Corporation or Subsidiary or in any person, firm or entity from whom or to whom a Project Buckeye Corporation or Subsidiary leases any property, or in any other person, firm or entity with whom a Project Buckeye Corporation or Subsidiary transacts business of any nature.

             3.25 EMPLOYEES. The Disclosure Letter contains a true and correct list of all employees of each Project Buckeye Corporation and Subsidiary (save that in respect of Barnebey and the US Subsidiaries only employees with an annual salary in excess of $50,000 are listed), their age, the nature of their duties and the date and average amount of their last increase in compensation. Full particulars of the terms and conditions of employment including all entitlements to benefits and bonuses of all the officers or employees of each Project Buckeye Corporation and Subsidiary are set out in the Disclosure Letter. Copies of the contracts of employment of the officers and directors of each Project Buckeye Corporation and Subsidiary are included in the Disclosure Letter. The Disclosure Letter also sets forth the names of any persons who have or may have a right to return to employment with a Project Buckeye Corporation or Subsidiary, and the names of persons who have been offered employment with a Project Buckeye Corporation or Subsidiary.

             3.26        TRADE MARKS, COPYRIGHTS AND SIMILAR MATTERS.

                         (a) During the last two (2) years none of the Project Buckeye Corporations or Subsidiaries has been charged with infringement or violation of any patents, trade marks, service marks, know-how, registered designs, design rights, rights in confidential information, business or trade names or copyright (the "IPR"). So far as Seller is aware none of the Project Buckeye Corporations or Subsidiaries is using or has in any way made use of any patentable or unpatentable invention, or any confidential information or trade secret, of any former employer of any present or past employee of such corporation. Accurate details of all applications or registrations relating to IPR owned by the Project Buckeye Corporations or Subsidiaries are set forth in the Disclosure Letter and are valid and subsisting and, to the extent indicated, have been duly registered in, filed in or issued by the patent office of the United Kingdom or United States or other corresponding governmental agency or office. Complete copies of the terms of all licences of IPR not owned by the Project Buckeye Corporations or Subsidiaries and used in their respective businesses, or owned by the Project Buckeye Corporations or Subsidiaries and licensed to third parties, are listed in the Disclosure Letter. So far as Seller is aware the Project Buckeye Corporations and Subsidiaries are the sole and exclusive owners or valid licensees of each of the IPR used in the respective businesses of each of the Project Buckeye Corporations and the Subsidiaries. Neither the Project Buckeye Corporations nor the Subsidiaries use any of the IPR owned by, or used in the respective businesses of, the Project Buckeye Corporations or Subsidiaries, by consent of any other party and the same are free and clear of any attachments, liens, claims, encumbrances or agreements (including licenses, sub-licenses and options), and none of the Project Buckeye Corporations or Subsidiaries is obliged to grant any attachments, liens, encumbrances or agreement in respect of such IPR.

                         (b)         All information (whether or not
                                     confidential) including, without
                                     limitation, all information relating to the marketing of any new products or services, and all know-how and technical information, including, without limitation, that relating to design, manufacture, storage, distribution, sale and supply of goods and services, and all financial information, relating to the Project Buckeye Corporations or Subsidiaries or their businesses ("Business Information") owned by the Project Buckeye Corporations and Subsidiaries or otherwise used in their businesses is in the possession of the Project Buckeye Corporations or the Subsidiaries, and none of the Project Buckeye Corporations or the Subsidiaries is party to any confidentiality other agreements or subject to any duty which restricts the free use or disclosure of any such Business Information. Save on receipt of a confidentiality undertaking none of the Project Buckeye Corporations or Subsidiaries has in the last three (3) years disclosed any confidential Business Information in their possession to any person to whom it is not obligated to do so. So far as Seller is aware none of the Project Buckeye Corporations or Subsidiaries are in breach of (i) any license, sub-license, option, charge or assignment granted to or by them in respect of any IPR owned by the Project Buckeye Corporations or Subsidiary or otherwise used in their businesses, or (ii) any agreement pursuant to which any Business Information was or is to be made available to such Project Buckeye Corporation or Subsidiary or party, and the transactions contemplated by this Agreement will not result in any such breach or otherwise result or any such agreement being subject to termination.

                         (c) The processes and methods employed, the services provided, the businesses conducted and the products manufactured, used or dealt in by the Project Buckeye Corporations and the Subsidiaries within the last three (3) years do not infringe and during that period have not infringed upon the rights any other person or entity has in any IPR or Business Information. So far as Seller is aware there is no unauthorized use or infringement by any person of any of the IPR or confidential Business Information owned by the Project Buckeye Corporations or Subsidiaries or used in their businesses, nor has any such unauthorized use or infringement occurred during the three (3) year period prior to this Agreement.

                         (d) So far as Seller is aware there are no claims or demands of any other person, firm or corporation pertaining to any of the IPR owned by the Project Buckeye Corporations or Subsidiaries or used in their respective businesses. No notice has been received that any proceedings have been instituted, or are pending and so far as Seller is aware no such proceedings have been initiated in writing which may challenge the right of the Project Buckeye Corporations or Subsidiaries in respect of any of the IPR owned by, or used in the respective businesses of, the Project Buckeye Corporations or Subsidiaries. None of the IPR owned by, or used in the respective businesses of, the Project Buckeye Corporations or Subsidiaries, is subject to any outstanding order, decree, judgment or agreement restricting the scope of its use.

                         (e) So far as Seller is aware each Project Buckeye Corporation and each Subsidiary has valid and sufficient rights to use its corporate and any trading names and Seller has not received written notice contesting any such right. None of the Project Buckeye Corporations or Subsidiaries uses such name by consent of any other person or entity, and so far as Seller is aware each Project Buckeye Corporation and Subsidiary uses such name free and clear of any attachments, liens, claims or encumbrances. There are no claims or demands of any other person or entity known to Seller pertaining to the use of such names and no proceedings have been instituted or, to the knowledge of Seller, are threatened or suspected which may challenge the right of such Project Buckeye Corporation or Subsidiary in respect of such name; and the use of such name by such Project Buckeye Corporation or Subsidiary does not and will not infringe on or, to the knowledge of Seller, is not being infringed on by others, and is not subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                         (f) So far as Seller is aware the IPR owned by, or used in the respective businesses of, the Project Buckeye Corporations and Subsidiaries comprise all the intellectual property necessary to conduct the business of each Project Buckeye Corporation and Subsidiary as such business has been conducted for the twelve (12) month period prior to the date of this Agreement.

                         (g) True, correct and complete copies of all patents, trade marks, service marks, trade names, registered designs, design rights, copyrights, and of all related applications or registrations, that are listed in the Disclosure Letter have been delivered to US Purchaser or its counsel.

             3.27        EMPLOYEE BENEFIT PLANS AND OTHER PLANS. This Section
                         3.27 applies only in respect of employee benefit Plans (defined below) and other Plans subject to United States state and federal laws.

                         (a) Except for the plans, policies or arrangements set out in the Disclosure Letter, which includes all plans, policies and arrangements maintained by a Controlled Group member in the past or present (hereinafter referred collectively to as the "Plans" and individually as a "Plan"), no member of the Controlled Group (as defined below), directly or indirectly, maintains, sponsors or has any obligation or liability with respect to any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any fringe benefit plan, any equity compensation plan or arrangement, any plan, policy or arrangement for the provision of executive compensation, incentive benefits, bonuses or severance benefits, any deferred compensation agreement or cafeteria plan or split-dollar insurance arrangement. For the purposes of this Agreement, "Controlled Group" shall mean Seller, any Project Buckeye Corporation, and any person, entity or trade or business, whether or not incorporated, which is required to be aggregated with Seller and/or any Project Buckeye Corporation under Section 414(b),
                                     (c), (m) or (o) of the Code.

                         (b) The following applies in respect of Plans subject to Title IV of ERISA ("Title IV Plans")

                                     (i)          No Title IV Plan is a part of
                                                  a "multiple employer welfare
                                                  arrangement" within the
                                                  meaning of Section 3(40) of
                                                  ERISA, and no Title IV Plan is
                                                  a "multiemployer plan" within
                                                  the meaning of Section
                                                  4001(a)(3) of ERISA or Section
                                                  414(f) of the Code or a
                                                  multiemployer plan described
                                                  in clauses (i) and (ii) of
                                                  Section 3(37)(A) of ERISA.

                                     (ii)         No Title IV Plan has an
                                                  "accumulated funding
                                                  deficiency," as defined in
                                                  ERISA Section 302(a)(2) or
                                                  Code Section 412, whether or
                                                  not waived.

                                     (iii)        No "reportable event," within
                                                  the meaning of ERISA Section
                                                  4043(b), has occurred with
                                                  respect to any Title IV Plan

                                     (iv)         No notice of intent to
                                                  terminate any Title IV Plan
                                                  has been filed with the
                                                  Pension Benefit Guaranty
                                                  Corporation ("PBGC") under
                                                  ERISA Section 4041, nor has
                                                  the PBGC instituted or, to the
                                                  knowledge of Seller,
                                                  threatened to institute any
                                                  proceedings under ERISA
                                                  Section 4042 to terminate any
                                                  Title IV Plan.

                                     (v)          There has been no complete or
                                                  partial termination of any
                                                  Title IV Plan within the
                                                  meaning of Code Section
                                                  411(d)(3).

                                     (vi)         PBGC premiums have been paid
                                                  and required forms have been
                                                  filed as required by ERISA
                                                  Sections 4006 and 4007, in all
                                                  material respects.

                                     (vii)        With respect to each Title IV
                                                  Plan that is required to be
                                                  funded under ERISA, the
                                                  Disclosure Letter sets forth
                                                  the present value of accrued
                                                  benefits under each Title IV
                                                  Plan as of the end of the Plan
                                                  Year most recently ended, the
                                                  value of the assets funding
                                                  each Title IV Plan as of the
                                                  most recent date for which
                                                  information is available, the
                                                  actuarial assumptions used in
                                                  computing the present value of
                                                  accrued benefits for each such
                                                  Title IV Plan, and the
                                                  actuarial assumptions
                                                  presently used in determining
                                                  amounts to be contributed to
                                                  it.

                                     (viii)       No transaction has been
                                                  engaged ion with respect to
                                                  any Plan that could be subject
                                                  to Sections 4069 or 4212(c) of
                                                  ERISA.

                         (c) With respect to each Plan identified in the Disclosure Letter:

                                     (i)          the Plan, each Controlled
                                                  Group member, each employee of
                                                  any Controlled Group member
                                                  and, to the knowledge of
                                                  Seller, the other fiduciaries
                                                  and administrators of the Plan
                                                  have at all times complied in
                                                  all material respects with
                                                  applicable requirements of law
                                                  (including, without
                                                  limitation, the Code and
                                                  ERISA) that relate to the Plan
                                                  and, with respect to the Plan
                                                  and there are no ongoing
                                                  audits or investigations by
                                                  any governmental agency. There
                                                  are no actions, suits or
                                                  claims (other than routine
                                                  claims for benefits) pending
                                                  or to the knowledge of the
                                                  Seller threatened against the
                                                  Plan, the assets of the Plan,
                                                  a Controlled Group member, any
                                                  employee, officer or director
                                                  of
                                                  a Controlled Group member or,
                                                  to the knowledge of Seller,
                                                  against any other trustee,
                                                  fiduciary or administrator of
                                                  the Plan;

                                     (ii)         if the Plan provides health,
                                                  accident or medical benefits,
                                                  (A) the Plan sponsor and
                                                  administrator have complied in
                                                  all material respects with the
                                                  requirements of Part 6 of
                                                  Subtitle B of Title I of ERISA
                                                  and Section 4980B of the Code
                                                  (herein collectively referred
                                                  to as "COBRA") and (B) the
                                                  Plan does not provide for
                                                  non-terminable or
                                                  non-alterable health,
                                                  accident, medical or life
                                                  benefits for employees, former
                                                  employees, dependents,
                                                  beneficiaries or retirees,
                                                  except as otherwise required
                                                  by COBRA, and then only to the
                                                  extent the person pays the
                                                  "applicable premium" (as
                                                  defined in Section 4980B(f)(4)
                                                  of the Code) for such
                                                  coverage, or otherwise pays
                                                  the full cost of such
                                                  coverage;

                                     (iii)        full payment has been made of
                                                  all amounts which a Controlled
                                                  Group member is required,
                                                  under applicable law or under
                                                  the Plan, to have paid as a
                                                  contribution or a benefit.
                                                  Except as stated in the
                                                  Disclosure Letter the
                                                  liability of each Controlled
                                                  Group Member with respect to
                                                  each Plan has been
                                                  sufficiently funded on the
                                                  basis of the actuarial
                                                  assumptions contained in the
                                                  last valuation report dated 1
                                                  January 1997 or has been fully
                                                  reserved for on its financial
                                                  statements. No changes have
                                                  occurred or are expected to
                                                  occur that would cause a
                                                  material increase in the cost
                                                  of providing benefits under
                                                  the Plan;

                                     (iv)         the consummation of the
                                                  transactions contemplated by
                                                  this Agreement will not (A)
                                                  entitle any current or former
                                                  employee or officer of the
                                                  Corporation to severance pay,
                                                  unemployment compensation or
                                                  any other similar payment, (B)
                                                  accelerate the time of payment
                                                  or vesting under the Plan, (C)
                                                  increase the amount of
                                                  compensation due any such
                                                  employee or officer, (D)
                                                  directly or indirectly cause
                                                  the Corporation to transfer or
                                                  set aside any assets to fund
                                                  or otherwise provide for the
                                                  benefits under the Plan for
                                                  any current or former
                                                  employee, officer or director,
                                                  or (E) result in any
                                                  non-exempt prohibited
                                                transaction described in ERISA
                                                Section 406 or Section 4975 of
                                                the Code; and

                                   (v)          No non-exempt "prohibited
                                                transaction" as that term is
                                                defined in Code Section 4975
                                                or ERISA Section 406 has
                                                occurred with respect to any
                                                Plan.

                         (d) with respect to each Plan identified in the Disclosure Letter that is an "employee pension benefit plan," as defined in Section 3(2) of ERISA and is funded or required to be funded under ERISA and is intended to be qualified under Section 401(a) of the Code
                                   (A) the Plan and any associated trust
                                   operationally comply in all material respects with the applicable requirements of Section 401(a) of the Code, (B) the Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Section 401(b) of the Code (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (C) the Plan and any associated trust have received a favourable determination letter from the Internal Revenue Service stating that the Plan qualifies under Section 401(a) of the Code, that the associated trust qualifies under
                                   Section 501(a) of the Code and, if
                                   applicable, that any cash or deferred
                                   arrangement under the Plan qualifies under
                                   Section 401(k) of the Code, unless the Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, and (D) no contribution made to the Plan is subject to an excise tax under Section 4972 of the Code.

             3.28        ENVIRONMENTAL MATTERS.

                         (a)       Definitions. For purposes of this Section
                                   3.28:

                                   (i)          "Contaminant" means hazardous
                                                substances as that term is
                                                defined in the Comprehensive
                                                Environmental Response,
                                                Compensation, and
                                                Liability Act, 42 U.S.C.Section
                                                9601 ET SEQ., as amended
                                                ("CERCLA"), and any other
                                                individual or class of
                                                pollutants, contaminants,
                                                toxins, chemicals, substances,
                                                wastes or materials in their
                                                solid, liquid or gaseous phase,
                                                defined, listed, designated,
                                                regulated, classified or
                                                identified under any
                                                Environmental Law and includes
                                                asbestos and asbestos-containing
                                                materials, petroleum or
                                                petroleum-based products or
                                                derivatives thereof,
                                                radioactive materials, energy,
                                                flammable explosives and
                                                polychlorinated biphenyls all of
                                                which are present in such
                                                quantities or forms as are
                                                likely to result in liability
                                                under Environmental Laws.

                                     (ii)       "Environmental Laws" means all
                                                applicable federal, national,
                                                state and local laws, rules,
                                                regulations legally enforceable
                                                codes and ordinances, and
                                                binding determinations, orders,
                                                permits, licenses, injunctions,
                                                writs, decrees or rulings of any
                                                governmental or judicial
                                                authority, relating to or
                                                governing air quality, soil
                                                quality, water quality,
                                                wetlands, solid waste, hazardous
                                                waste, hazardous or toxic
                                                substances, pollution or the
                                                protection of public health,
                                                human health or the environment,
                                                including, but not limited to,
                                                CERCLA, the Hazardous Materials
                                                Transportation Act (49
                                                U.S.C.ss.1801 ET SEQ.), the
                                                Federal Water Pollution Control
                                                Act (33 U.S.C. ss. 1251 ET
                                                SEQ.), the Safe Drinking Water
                                                Act (42 U.S.C.ss. 201 ET SEQ.),
                                                the Resource Conservation and
                                                Recovery Act (42 U.S.C.ss. 6901
                                                ET SEQ.) ("RCRA"), the Clean Air
                                                Act (42 U.S.C.ss.7401 ET SEQ.),
                                                the Toxic Substances Control Act
                                                (15 U.S.C.ss.2601 ET SEQ.), the
                                                Federal Insecticide, Fungicide,
                                                and Rodenticide Act (7
                                                U.S.C.ss.136 ET SEQ.), and the
                                                Occupational Safety and Health
                                                Act of 1970 (29 U.S.C.ss.651 ET
                                                SEQ.), as at Exchange but
                                                excludes any Town and Country
                                                Planning legislation (in the UK)
                                                and any analogous land use or
                                                zoning controls (in other
                                                jurisdictions).

                                     (iii)      "Release" means any release,
                                                spill, emission, leaking,
                                                pumping, pouring, emptying,
                                                disposing, injection, deposit,
                                                discharge, dispersal, leaching,
                                                or migration into any media,
                                                whether soil, surface water,
                                                ground water, air or any
                                                combination of the foregoing, or
                                                the movement of any Contaminant
                                                through any media, and includes
                                                the abandonment or discarding of
                                                barrels, containers and other
                                                receptacles containing any
                                                Contaminant.

                                     (iv)       "Remedial Action" means any
                                                action to: (i) investigate,
                                                study, clean up, remove, treat
                                                or dispose of any Contaminant,
                                                including, but not limited to,
                                                risk assessments and pilot
                                                treatment or feasibility
                                                studies; (ii) prevent the
                                                Release or threatened Release,
                                                or minimize the further Release
                                                of any Contaminant; or (iii)
                                                bring the existing operations of
                                                each Project Buckeye Corporation
                                                and Subsidiary in all material
                                                compliance with Environmental
                                                Laws.

                         (b)         Except as qualified in Seller's Disclosure
                                     Letter:

                                     (i)          each Project Buckeye
                                                  Corporation and Subsidiary and
                                                  the Real Property are, in
                                                  material compliance with all
                                                  Environmental Laws;

                                     (ii)         none of the Project Buckeye
                                                  Corporations or Subsidiaries
                                                  has caused any Contaminant to
                                                  be Released in violation of
                                                  Environmental Law through the
                                                  corporation's operations on or
                                                  off-site of any of the Real
                                                  Property or on any real
                                                  property owned, leased or
                                                  otherwise used at any time by
                                                  such corporation ("Former
                                                  Property");

                                     (iii)        none of the Project Buckeye
                                                  Corporations or Subsidiaries
                                                  has received any written
                                                  notice, order, decree or
                                                  agreement, regarding any
                                                  Remedial Action or the
                                                  Release, threatened Release or
                                                  presence of any Contaminants,
                                                  and no payments have been made
                                                  in relation to Remedial Action
                                                  which include payments to a
                                                  third party, and to Seller's
                                                  knowledge no charge is likely
                                                  to be placed upon the Real
                                                  Property in connection with
                                                  such matters;

                                     (iv)         none of the Project Buckeye
                                                  Corporations or Subsidiaries
                                                  nor any of the Real Property
                                                  or any Former Property are
                                                  subject to any liability under
                                                  Environmental Law in
                                                  connection with any Remedial
                                                  Action or the Release,
                                                  threatened Release, or
                                                  presence of any Contaminants;
                                                  and

                                     (v)          to the knowledge of Seller, no
                                                  portion of the Real Property
                                                  is or at any time was a
                                                  "wetland" (as such term is
                                                  defined in 33 C.F.R. ss.328.3)
                                                  and none of the Project
                                                  Buckeye Corporations or
                                                  Subsidiaries have performed,
                                                  caused or permitted to be
                                                  performed any activities that
                                                  have in any way filled,
                                                  destroyed, eliminated,
                                                  altered, obstructed,
                                                  disturbed, interfered with or
                                                  otherwise affected any
                                                  "wetlands" in violation of
                                                  any Environmental Laws.

                         (c)         Except as qualified in Seller's Disclosure
                                     Letter:

                                     (i)          Each Corporation and
                                                  Subsidiary has obtained all
                                                  environmental, health and
                                                  safety licenses, permits,
                                                  authorizations, consents,
                                                  approvals, exemptions,
                                                  registrations and certificates
                                                  required under all applicable
                                                  Environmental Laws
                                                  ("Environmental Licenses") and
                                                  made all notifications and
                                                  filings necessary for the
                                                  current use of the Real
                                                  Property and for full
                                                  operation of the business of
                                                  such Corporation and
                                                  Subsidiary;

                                     (ii)         All such Environmental
                                                  Licenses are in full force and
                                                  effect, in good standing and
                                                  each Corporation and
                                                  Subsidiary has made all
                                                  material notifications,
                                                  filings and applications for
                                                  renewal of such Environmental
                                                  Licenses on a timely basis,
                                                  where necessary;

                                     (iii)        Each Project Buckeye
                                                  Corporation and Subsidiary and
                                                  the Real Property are, in
                                                  compliance with the terms and
                                                  conditions of such
                                                  Environmental Licenses; and

                                     (iv)         Seller does not have knowledge
                                                  of any fact or facts which
                                                  would render invalid or
                                                  require a material alteration
                                                  in any Environmental License
                                                  currently in effect with
                                                  respect to any Project Buckeye
                                                  Corporation or Subsidiary, or
                                                  the Real Property nor does
                                                  Seller have any knowledge of
                                                  any capital costs which would
                                                  need to be incurred to satisfy
                                                  such a material alteration.

                         (d) Except as qualified in Seller's Disclosure Letter there is not now nor has there ever been on, in or under the Real Property or, to the knowledge of Seller, any Former
                                     Property:

                                     (i)          any generation, processing,
                                                  treatment, storage, recycling,
                                                  disposal or arrangement
                                                  therefor, of any "hazardous
                                                  waste" as that term is defined
                                                  under RCRA, and any regulation
                                                  promulgated under RCRA, or any
                                                  state equivalent;

                                     (ii)         any aboveground or underground
                                                  storage tanks or surface
                                                  impoundments;

                                     (iii)        any asbestos or
                                                  asbestos-containing material;

                                     (iv)         any PCBs in any hydraulic
                                                  oils, transformers, capacitors
                                                  or other electrical equipment;
                                                  or

                                     (v)          any radioactive substances.

                                     in violation of Environmental Law.

                         (e) The Disclosure Letter lists all written communications between any Corporation or Subsidiary and any governmental authority or third party arising within the last year under or relative to Environmental Laws, and which remain outstanding including any orders, notices of violation, warning letters or requests for information with respect to any Project Buckeye Corporation, Subsidiary, the Real Property or any Former Property.

                         (f) Except as qualified in Seller's Disclosure Letter there are no past or present events, conditions, circumstances, activities, practices, incidents, or actions which have given to Seller's knowledge or may to Sellers knowledge give rise to any liability or otherwise form the basis of any claim, suit, action, demand, proceeding, penalty, fine, hearing, notice of violation, directive or requirement to undertake any Remedial Action under any Environmental Law, common law or otherwise, relating to the Project Buckeye Corporations, Subsidiaries, or the Real Property or any Former Property.

                         (g) Except as qualified in Seller's Disclosure Letter all Contaminants removed from the Real Property or any Former Property have been handled, transported, transferred, stored, treated, recycled, received and disposed of in material compliance with all Environmental Laws.

                         (h) The Disclosure Letter identifies all current waste disposal, treatment and storage facilities and transporters and persons or entities which currently arrange for the disposal of Contaminants which are presently used by or arranged for use by any Project Buckeye Corporation or Subsidiary.

                         (i) Except as qualified in Seller's Disclosure Letter no application, report, Environmental License, notification or other document filed with or furnished to any governmental authority regarding any Project Buckeye Corporation, Subsidiary, the Real Property or any Former Property contains any material omissions, inaccuracies or false or misleading statements.

             3.29 BANK ACCOUNTS. The Disclosure Letter contains a list of the name of each bank, savings and loan, or other financial institution in which any Project Buckeye Corporation or Subsidiary has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

             3.30 COMPLIANCE WITH LAWS. So far as Seller is aware each Project Buckeye Corporation and each Subsidiary has complied with all laws, regulations, rules and orders of any governmental department or agency, including all laws and regulations of the United Kingdom, or any other federal, state or local, or other requirements of law affecting its business and operations and no Project Buckeye Corporation or Subsidiary has received notice that it is in default under or in violation of any provision of any federal, state or local law, regulation, rule or order, law or regulation of the United Kingdom, or any appropriate foreign law or regulation.

             3.31 POWERS OF ATTORNEY. None of the Project Buckeye Corporations or Subsidiaries has given any power of attorney (irrevocable or otherwise) that is presently in effect to any person or entity, including Seller, for any purpose.

             3.32 LICENSES AND RIGHTS. So far as Seller is aware each Project Buckeye Corporation and Subsidiary possesses all franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating.

             3.33        PRODUCTS.

                         (a) The products sold by each Project Buckeye Corporation and Subsidiary conform to and meet or exceed the standards required by all applicable laws, ordinances and regulations now in effect in relation to the person to which such products are supplied and the jurisdiction in which they are supplied and, to Seller's knowledge, there is no pending legislation, ordinance, or regulation which if adopted or enacted would have a material adverse effect on such products or any Project Buckeye Corporation's or Subsidiary's business.

                         (b) The Disclosure Letter contains details of each Project Buckeye Corporation's and each Subsidiary's warranties and customer service policies and a description of any material recurring warranty problems. None of the Project Buckeye Corporations or Subsidiaries has outstanding contracts or proposals that depart in any material respect from the warranty and customer service policies and described in the Disclosure Letter. No claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of such corporation's products are presently pending or, to the knowledge of Seller, threatened other than product warranty claims in the aggregate not in excess of Twenty Five Thousand Pounds ((pound)25,000).

             3.34 CASUALTY OCCURRENCES. The Disclosure Letter contains true and correct details of occurrences during the last five (5) years which have resulted or which will be likely to result in damages being incurred in excess of $50,000 of which any Corporation or Subsidiary has knowledge of damages to persons or property involving any defects or alleged defects in any Project Buckeye Corporation's or Subsidiary's products or their respective designs.

             3.35 INVENTORY. The inventory of the Project Buckeye Corporations and the Subsidiaries has been recorded in the Financial Statements in accordance with UK GAAP in the case of Croftshaw Carbons and Lakeland and US GAAP in the case of Barnebey. The value at which the inventories are carried on such Project Buckeye Corporation's or Subsidiary's books reflects the lower of cost or estimated net realizable market value.

             3.36 CAPITAL EXPENDITURE PLANS. The Disclosure Letter contains a description of each capital expenditure program of the Project Buckeye Corporations and of the Subsidiaries involving the expenditure of at least One Hundred Thousand Dollars ($100,000) as to which the expenditure of funds is incomplete, setting forth (i) the budgeted expenditures and (ii) the actual amounts expended, if any.

             3.37 YEAR 2000 COMPLIANCE. Seller has established a committee to consider how to make the Project Buckeye Corporations and Subsidiaries computer systems and businesses Year 2000 compliant. All written reports and minutes of the committee relating thereto are annexed to the Disclosure Letter. Seller is aware that costs will need to be incurred to resolve this issue for the Project Buckeye Corporations and the Subsidiaries but on its current information which is known to be incomplete, Seller does not expect these costs to exceed (pound)150,000 in the aggregate.

             3.38 Barnebey-Cheney Canada Limited has no liabilities (fixed contingent or otherwise) or contractual obligations and has been dormant for at least the last five years.

                                   ARTICLE IV
                                   ----------

                                 UK TAX MATTERS
                                 --------------

             4.1 DEFINITIONS. For purposes of this Article IV, the following definitions apply:

                         (a)         "CAA" means the Capital Allowances Act
                                     1990;

                         (b)         "CGTA" means the Capital Gains Tax Act
                                     1979;

                         (c) "the Company" means Carbons and Croftshaw and save where the context requires to the contrary the Subsidiaries;

                         (d) "the Subsidiaries" means Samuel Banner & Co Limited (Company Number 00083093) ("Banner"), Lakeland Processing Limited (Company Number 02926645) ("Lakeland") and Sutcliffe Croftshaw Limited Italia ("Italia") S.r.l. (a company incorporated and operating in
                                     Italy) ("Italia").;

                         (e) "Taxes Act" or "TA" means the Income and Corporation Taxes Act 1988;

                         (f) "TCGA" means the Taxation of Chargeable Gains Act 1992;

                         (g)         "VATA" means the Value Added Tax Act 1994;
                                     and

                         (h)         "VAT" means value added tax.

             4.2         CAPITAL GAINS.

                         (a) In respect of any asset owned by the Company at the Balance Sheet Date or acquired since the Balance Sheet Date:

                                     (i)          the provisions of Sections 17
                                                  or 165 of the TCGA do not
                                                  apply;

                                     (ii)         no claim has been made under
                                                  Sections 23, 140, 152 to 158
                                                  inclusive or 247 of the TCGA;

                                     (iii)        no such asset is subject to a
                                                  deemed disposal and
                                                  re-acquisition under
                                                  Paragraphs 16, 19 or 21 of
                                                  Schedule 2 to the TCGA or the
                                                  mandatory use of 6 April 1965
                                                  valuation under that Schedule;

                                     (iv)         no such asset is a wasting
                                                  asset under Section 44 of the
                                                  TCGA which does not qualify in
                                                  full for capital allowances
                                                  under Section 47(1) of the
                                                  TCGA; and

                                     (v)          no election has been made
                                                  under Section 35(5) of the
                                                  TCGA.

             4.3 CAPITAL GAINS: APPROPRIATION TO TRADING STOCK. The Company has not made any claim or election under
                         Section 161(3) of the TCGA.

             4.4 CAPITAL GAINS: CHARGEABLE DEBT: No capital gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owing to the Company.

             4.5 CAPITAL GAINS: POST BALANCE SHEET DATE. No chargeable gain would arise on the disposal by the Company of any asset acquired since the Balance Sheet Date for a consideration equal to the consideration actually given for the acquisition of such asset (disregarding any indexation relief).

             4.6 DEPRECIATORY TRANSACTIONS. No loss which might accrue on the disposal by the Company of any asset is liable to be reduced by virtue of any depreciatory transaction within the meaning of sections 176 and 177 of the TCGA nor is any expenditure on any share or security liable to be reduced under Section 125 of the TCGA and no chargeable gain or allowable loss arising on a disposal by the Company is likely to be adjusted pursuant to the provisions of Sections 29 and 30 of the TCGA or to fall within the provisions of Section 34 thereof relating to value shifting.

             4.7 CLOSE COMPANIES. The Company is not and has never been a close company.

             4.8         LIABILITY FOR TAX PRIMARILY DUE FROM ANOTHER PERSON.

                         (a) No transaction, omission or event has occurred in consequence of which the Company is or may be held liable for any taxation or deprived of relief otherwise available to it or may be otherwise held liable for any taxation primarily chargeable against some other company or person (other than any other Company).

                         (b) The Company has not since the Balance Sheet Date made any payment in respect of taxation primarily chargeable against some other company or person.

             4.9         CLAIMS BY THE COMPANY.

                         (a) There are no matters relating to taxation in respect of which the Company (either alone or jointly with any other person) has made:

                                     (i)          any appeal (including, but not
                                                  limited to, a further appeal
                                                  against an assessment to
                                                  taxation); and

                                     (ii)         any application for the
                                                  postponement of taxation.

                         (b) The Company has made no claim under Sections 24, 279 or 280 of the TCGA or
                                     Section 584 of the TA.

             4.10        NON-ALLOWABLE PAYMENTS.

                         (a) There are no rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future otherwise than in the ordinary course of trade that are or may be wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of Sections 74, 79, 125, 338, 339, 770, 779 to 786 (inclusive) or
                                     787 of the TA or otherwise.

                         (b) The Company has not made any payment to or provided any benefit or agreed to make any payment to or provide any benefit for any person or former director, officer or employee of the Company or a dependant of such persons which is not allowable as a deduction in calculating the profits of the Company for taxable purposes

             4.11        CAPITAL ALLOWANCES.

                         (a) The value attributed in the Accounts to each asset or pool of assets is such that on a disposal of each such asset or pool of assets on the Balance Sheet Date for a consideration equal to such value or aggregate value no balancing charge would have arisen.

                         (b) Since the Balance Sheet Date the Company has not done or omitted to do or agreed to do or permitted to be done any act as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge or be subject to recovery of excess relief for the purpose of capital allowances under Sections 4, 24, 87, 100 or 128 of the CAA or a withdrawal of first year allowances or a recovery of excess relief under Sections 46 or 47 of the CAA.


                         (c)         The Company has not made any election under
                                     Section 37 of the CAA (short life assets) nor is it taken to have made any such election under subsection (8)(c) thereof.

                         (d) The Company has not obtained any capital allowances under Chapter VI Part II of the CAA (fixtures).

                         (e) The Company is not involved in a dispute with another person as to the entitlement of capital allowances under Section 51(7) of the CAA.

             4.12        DISTRIBUTIONS.

                         (a) No distribution within the meaning of Sections 209 or 210 of the TA (other than dividends shown in its audited accounts) has been made by the Company since 6 April 1992. The Company is not bound to make any such distributions.

                         (b)         No securities (within the meaning of
                                     section 254(1) of the TA) issued by the
                                     Company and remaining in issue at the
                                     date of this Agreement were issued in such circumstances that the interest payable thereon or any other payment in respect of them falls to be treated as a distribution under Section 209 of the TA.

                         (c) The Company has not been concerned in any exempt distribution within section 213 of the TA.

                         (d) The Company has not received any capital distributions to which the provisions of
                                     Section 346 of the TA could apply.

                         (e) The Company has not issued nor agreed to issue any share capital in the circumstances referred to in Section 211(1) of the TA.

             4.13        ANTI-AVOIDANCE PROVISIONS.

                         (a) So far as Seller is aware, the Company has not been engaged in or been a party to any transaction or series of transactions or scheme or arrangement the main purpose or one or more of the main purposes of which was the avoidance of or a reduction in a liability to taxation.

                         (b) The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions could apply:

                                     the TCGA:  Sections 29-34;

                                     the TA:    Sections 37, 56, 404 and 410;

                                     the CAA:   Sections 42, 46, 47 75 and 159
                                                (4), (5) and (6).

                         (c) The Company has not been a party to or otherwise involved in any transaction to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances or consents have been obtained:

                                     the TCGA:   Sections 135-139; and

                                     the TA:     Sections 703-709, and 776.

             4.14 MIGRATION OF COMPANIES. The Company has not without the prior consent of the Treasury entered into or agreed to enter into any of the transactions specified in Section 765 of the TA.

             4.15        VAT.

                         (a) The Company has duly registered and is a taxable person for the purposes of VAT. It has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT.

                         (b) The Company is not in arrears with any payment or returns of VAT or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision.

                         (c) All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used wholly for the purpose of the Company's business.

                         (d) No supplies have been made to the Company to which the provisions of Section 8 of the VATA might apply.

                         (e) The Company has not been required by the Commissioners of Customs and Excise to give security for VAT purposes.

                         (f) The Company has not, during the period of 12 or 24 months respectively preceding Closing, received a surcharge liability notice under Section 59 of the VATA or a penalty liability notice under Section 64 of the VATA.

                         (g) Neither the Company nor any "relevant associate" (as defined in paragraph 3 of Schedule 10 to the VATA) has elected to waive exemption pursuant to Schedule 10 to the VATA.

                         (h) All VAT returns and payments in respect of any group of companies of which the Company is or has been a member for VAT purposes (calculated otherwise than by reference to a supply by the Company) have been or will have been duly made by the representative of the group up to the time when the Company ceased or will cease to be liable for VAT under the group registrations provisions in respect of such group or groups.

                         (i) The Company does not hold any interest in any building or work such as is referred to in Item 1(a) Group 1 Part II Schedule 9 of the VATA.

                         (j) The Company has not incurred any liability under the provisions of Paragraph 6 of
                                     Schedule 10 to the VATA and there are no circumstances in existence at the date of this Agreement whereby the Company would become so liable on the occurrence of any of the events mentioned in Paragraph 5(1)(a) or 5(1)(b) of Schedule 10 to the VATA.

                         (k) There are no circumstances whereby the Company is or could become liable to make any payment or increased payment as a result of another person having elected or electing to waive exemption pursuant to
                                     Schedule 10 to the VATA.

                         (l) The Company owns no assets to which Part XV of The Value Added Tax Regulations 1995 applies.

             4.16        STAMP DUTY AND STAMP DUTY RESERVE TAX.

                         The Company has not entered into any transaction, contract or arrangement, whether verbal or written and whether made within or outside the United Kingdom, under which it has or may become liable to pay or to account for stamp duty or stamp duty reserve tax and which liability remains unsatisfied.

             4.17        INHERITANCE TAX.

                         (a) There is no outstanding Inland Revenue charge under Section 237 of the Inheritance Tax Act 1984 over the assets of or the shares in the Company.

                         (b) No person has by virtue of Section 212 of the Inheritance Tax Act 1984 any power of sale, mortgage or charge in respect of any share in or asset of the Company.

             4.18 PURCHASE OF OWN SHARES. The Company has not purchased, redeemed or repaid nor agreed to purchase redeem or repay any of its own shares in circumstances to which
                         Section 219 of the TA applies.

             4.19        GAINS ACCRUING TO NON-RESIDENT COMPANIES OR TRUSTS.
                         There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of Schedule 5 of the TCGA.

             4.20 OFFSHORE FUNDS. The Company does not own and has never owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund as defined by Section 760 of the TA.

             4.21 NO INTEREST IN A CONTROLLED FOREIGN COMPANY. The Company does not have and has never had any interest in a controlled foreign company as defined in Section 747 of the TA.

             4.22 RESIDENCE. The Company is and has always been resident only in the United Kingdom.

             4.23        RETURNS, RECORDS AND PAYMENTS.

                         (a) The Company has maintained complete records of all taxation matters where required to do so including (but not limited to) in relation to deductions made and/or accounted for in relation to National Insurance Graduated Pension Contributions and sums deducted under the PAYE system.

                         (b) All returns, computations and payments which should be, or should have been, made by the Company for any taxation purpose have been made and are on a proper basis and none of them is the subject of any dispute with any taxation authority.

                         (c) The Company is not and has not at any time been liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act or other taxation legislations.

                         (d) The Company is not the subject of any investigation or discovery by any taxation authority.

                         (e) All payments made by the Company to employees, ex-employees or to any other person which ought to have been made under deduction of taxation have been so made.

                         (f) All payments made by the Company to employees, ex- employees or to any other person which ought to have been made under deduction of taxation have been so made.

                         (g) The Company has duly and properly accounted to the relevant taxation authority for all taxation deducted where required to do so.

                         (h) The Company has duly and properly accounted to the Inland Revenue for all taxation chargeable on benefits provided for employees and ex-employees of the Company.

                         (i) All National Insurance, and sums payable to the Inland Revenue under the PAYE system up to the date of this agreement have been duly and properly paid.

             4.24 EMPLOYEE BENEFITS. The Company has not established any share option, incentive and profit sharing schemes.

             4.25 GROUP INCOME. The Company has not made an election under Section 247 of TA and the Company has not paid any dividend without accounting for advance corporation tax or made any payment without deduction of income tax in circumstances specified in subsection 6 of that Section.

             4.26        GROUP RELIEF AND SURRENDER OF ADVANCE CORPORATION TAX.
                         To the extent that the Company is or has been a party to arrangements and agreements:

                         (a)         relating to group relief (as defined by
                                     Section 402 of the TA);

                                     (i)          all claims by the Company for
                                                  group relief were when made
                                                  and are now valid;

                                     (ii)         the Company has not made nor
                                                  is liable to make any payment
                                                  under any such arrangement or
                                                  agreement; and

                                     (iii)        the Company has received all
                                                  payments due to it under any
                                                  such arrangement or agreement
                                                  for surrender of group relief
                                                  made by it;

                         (b) relating to the surrender of advance corporation tax made or received by the Company under Section 240 of the TA;

                                     (i)          the Company has not paid nor
                                                  is liable to pay for the
                                                  benefit of any advance
                                                  corporation tax which is or
                                                  may become incapable of
                                                  set-off against the Company's
                                                  liability to corporation tax;
                                                  and

                                     (ii)         the Company has received all
                                                  payments due to it under any
                                                  such arrangement or agreement
                                                  for all surrenders of advance
                                                  corporation tax made by it.

             4.27 INTRA GROUP TRANSFER. The Company has not in the last six years acquired any asset (past or present) from any other company then or afterwards belonging to the same group of companies as the Company within the meaning of
                         Section 170 of the TCGA.

             4.28 LOSSES ETC. The Company has not received any written notification from the Inland Revenue the effect of which is to inform the Company that the Inland Revenue will disallow the carry forward of any losses or excess management charges or surplus advance corporation tax under the provisions of Section 245, 245A, 393 or 768 of the TA.

                                    ARTICLE V
                                    ---------

                               UK PENSIONS MATTERS
                               -------------------

             5.1 APPLICABILITY. This Article V applies in respect of Pension Schemes (as defined below) subject to the laws of the United Kingdom and any subdivisions thereof.

             5.2         PENSION SCHEME.

                         (a) "Pension Scheme" means the Sutcliffe Speakman Plc Group Pension and Life Assurance Scheme.

                         (b) Other than as set forth in the Disclosure Letter, none of Carbons, Croftshaw and, Lakeland (the "UK Group") operate nor are participants in any pension arrangements other than the Pension Scheme. No member of the UK Group has a legal obligation to provide "relevant benefits" within the meaning of Section 612(1) of the Income and Corporation Taxes Act 1988 ("ICTA") other than under the Pension Scheme. Further, the Company does not operate or participate in or have any legal obligation to contribute to any permanent health insurance, private health provision, accident benefit or any other like ancillary schemes.

                         (c) The Pension Scheme is an exempt approved scheme within Section 592(1) ICTA or is capable of receiving such exempt approval. Seller is not aware of any matter which could result in the withdrawal or refusal of that approval.

                         (d) The Pension Scheme is a contracted-out scheme for the purposes of Part III of the Pension Schemes Act 1993. Seller is not aware of any matter which could result in its contracted-out status being withdrawn.

                         (e) All contributions payable by any member of the UK Group and all contributions due from members to the Pension Scheme have been made at the rate stipulated by the Actuary to the Pension Scheme (the "Actuary")in the most recent actuarial investigation of the Pension Scheme. Seller warrants that the Pension Scheme is sufficiently funded on the basis of the actuarial assumptions contained in the last valuation report as at 1 April 1995 to secure at least the benefits accrued to members at and as of the Closing Date on an ongoing basis. It is agreed by Seller that any deficiency of assets as against liabilities in the Pension Scheme as at the Closing Date calculated as above will be deemed to be a breach by Seller of the terms of this warranty and the deficiency arising will be deemed to be a direct loss sustained by UK Purchaser or US Purchaser, as the case may be, under the terms of this Agreement.

                         (f) Each member of the UK Group has fulfilled all its obligations under the Pension Scheme.

                         (g) There are no retrospective contributions due from any member of the UK Group to the Pension Scheme.

                         (h) True copies of the trust deeds and rules of the Pension Scheme have been delivered to US Purchaser and UK Purchaser together with true copies of all relevant explanatory booklets, announcements and other communications to employees relating to the Pension
                                    Scheme.

                         (i) The Pension Scheme is governed solely by these deeds and documents which have been properly and validly brought into effect. No member of the UK Group has an obligation to the Pension Scheme in respect of any present or former employees or directors other than under these deeds and documents.

                         (j) True copies of the last actuarial report on the Pension Scheme, the relevant extracts from each member of the UK Group's latest statutory accounts in respect of the
                                     application of SSAP 24 and the latest
                                     accounts of the Pension Scheme have been delivered to Purchaser.

                         (k) All insurance premiums in respect of the Pension Scheme (whether payable by a member of the UK Group or by the trustees or administrator of the Pension Scheme) have been paid.

                         (l) All lump sum death-in-service benefits (other than refunds of contributions) which may be payable under the Pension Scheme are fully insured and so far as Seller is aware, there are no and have not been in existence any facts or circumstances by virtue of which the insurer could avoid liability under them.

                         (m) All actuarial, consultancy, legal and other fees, charges or expenses in respect of the Pension Scheme (whether payable by a member of the UK Group or so far as Seller is aware by the trustees of the Pension Scheme) have been paid. There are, so far as Seller is aware, no outstanding charges for services rendered in respect of the Pension Scheme.

                         (n) No augmentation of benefits has been made under the Pension Scheme, no additional benefits have been granted and no payment of surplus funds has been made to a member of the UK Group or Seller without the Actuary's confirmation that the augmentation or addition or payment could be borne by the Pension Scheme within the existing funding rate without detriment to the benefits of other members or the payment of additional contributions.

                         (o)         The Pension Scheme conforms with:

                                     (i)          the preservation requirements
                                                  specified in Chapter I of Part
                                                  IV of the Pension Schemes Act
                                                  1993 and Sections 91 to 95 of
                                                  the Pensions Act 1995 ("the
                                                  1995 Act");

                                     (ii)         the provisions of the European
                                                  Communities Act 1972 and the
                                                  requirements of Article 119 of
                                                  the Treaty of Rome;

                                     (iii)        the requirements with regard
                                                  to member nominated trustees
                                                  and directors as set out in
                                                  Section 16 to 21 of the 1995
                                                  Act;

                                     (iv)         the provisions of Section 31
                                                  of the 1995 Act with regard to
                                                  the indemnity of the trustees
                                                  from the funds of the Scheme;

                                     (v)          the preparation of a statement
                                                  of investment principles as
                                                  required by Section 35 of the
                                                  1995 Act;

                                     (vi)         the restriction on employer
                                                  related investments as
                                                  required by Section 40 of the
                                                  1995 Act;

                                     (vii)        the requirement with regard to
                                                  the provision of documents for
                                                  members specified in Section
                                                  41 of the 1995 Act;

                                     (viii)       the requirements with regard
                                                  to the appointment of
                                                  professional advisers
                                                  specified in Section 47 of the
                                                  1995 Act;

                                     (ix)         the requirement on the
                                                  trustees to keep any money
                                                  received in a separate account
                                                  authorized under the Banking
                                                  Act 1987 in accordance with
                                                  Section 49 of the 1995 Act;

                                     (x)          the requirement to establish a
                                                  dispute resolution procedure
                                                  specified in Section 50 of the
                                                  1995 Act;

                                     (xi)         the preparation and
                                                  maintenance of a Schedule of
                                                  Contributions as required
                                                  under Section 58 of the 1995
                                                  Act;

                                     (xii)        the equal access requirements
                                                  specified in Sections 62 to 66
                                                  of the 1995 Act;

                         (p) So far as Seller is aware, the Pension Scheme has been administered in accordance with:

                                     (i)          the Pension Schemes Act 1993;

                                     (ii)         the 1995 Act;

                                     (iii)        the trusts, powers and
                                                  provisions of the Pension
                                                  Scheme; and

                                     (iv)         the general requirements of
                                                  trust law and common law.

                           (q) So far as Seller is aware, no claim has been made against any member of the UK Group, the trustees or administrator of the Pension Scheme or against any other person whom any member of the UK Group is or may be liable to compensate or indemnify in respect of any act, omission or other matter concerning the Pension Scheme. Seller is not aware of any circumstances which may give rise to such a claim.

                           (r) The Pension Scheme has been registered with and the appropriate levy has been paid to the Registrar of Occupational and Personal Pension Schemes in accordance with Section 6 of the Pension Schemes Act 1993.

                           (s) So far as Seller is aware, the requirements of the Data Protection Act 1984 have been complied with in as far as they affect the Pension Scheme.

                           (t) So far as Seller is aware, there is no investigation in progress or pending either by the Occupational Pensions Regulatory Authority ("OPRA") into the Pension Scheme and/or the benefits provided under it or by the Pensions Ombudsman concerning any employee.

                           (u) So far as Seller is aware, the trustees of the Pension Scheme have not reported any irregularities or wrong doings to OPRA, and Seller is not aware of any circumstances which would require them to make such a report.

                           (v) No member of the UK Group participates in any Retirement Benefit Scheme established under or regulated by any jurisdiction outside the United Kingdom.

                           (w) The sale and purchase of Seller's Shares and consummation of the transactions contemplated by this Agreement will not cause any automatic immediate or contingent amendments to the governing provisions of the Pension Scheme whether as to the identity of the person(s) entitled to exercise any powers or discretions, employer or member contribution rates, increases to pensions in payment and/or deferment, the benefit structure or otherwise.

                           (x)      The Pension Scheme is not a small
                                    self-administered scheme within the meaning of the Retirement Benefit Schemes (Restriction on Discretion to Approve) (Small Self Administered Schemes) Regulations 1991.

                         (y) No member of the UK Group sponsors or participates in any pension arrangement (whether funded or unfunded) in respect of any of its past or present directors, officers or employees which is not approved under either Section 590 or 591 of ICTA.

                         (z) No member of the UK Group has ever participated in an occupational pension scheme which has been closed to new members.

             5.3 Sutcliffe Speakman Carbons Limited is a member of the Samuel Banner & Company Limited Pension Scheme, which is closed to new members. Seller warrants that there will be no liabilities in respect of the Samuel Banner Scheme to which Sutcliffe Speakman Carbons Limited will be subject following the Closing Date. In the event of any such liability arising, Seller agrees to indemnify the Buyer in respect of all losses arising from such liability.


                                   ARTICLE VI
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                  --------------------------------------------

             Purchasers, jointly and severally, warrant and represent to, and agree with, Seller as follows:

             6.1 ORGANIZATION. Each of US Purchaser and UK Purchaser and each of their subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Purchasers and their subsidiaries, taken as a whole. Each of US Purchaser and UK Purchaser and each of their subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Purchasers and their subsidiaries, taken as a whole.

             6.2         CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT;
                         NECESSARY ACTION. Purchasers have full corporate power and authority respectively to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The respective execution, delivery and performance by Purchasers of this Agreement and the consummation by Purchasers of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors and no other corporate action or proceedings on the part Purchasers are necessary to authorize the execution and delivery by Purchasers of this Agreement and the consummation by Purchasers of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchasers, and, assuming this Agreement constitutes valid and binding obligations of Seller, constitutes valid and binding obligations of Purchasers, enforceable against each of them in accordance with its terms.

                  6.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorization, consents and approvals as may be required under, and other appropriate requirements of the HSR Act, neither the execution, delivery or performance of this Agreement by Purchasers respectively nor the consummation by Purchasers respectively of the transactions contemplated hereby nor compliance by Purchasers respectively with any of the provisions hereof will
                           (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of US Purchaser, or the Memorandum or Articles of Association of UK Purchaser, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Purchasers and their subsidiaries, taken as a whole, or would not, or would not be reasonably likely to, materially impair the ability of Purchasers to consummate the transactions contemplated hereby), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Purchasers or any of their respective subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchasers, any of their respective subsidiaries or any of their properties or assets, except in the case of clauses (c) and (d) for violations, breaches or defaults which would not have a material adverse effect on Purchasers and their subsidiaries, taken as a whole, or would not, or would not be reasonably likely to, materially impair the ability of Purchasers to consummate the transactions contemplated hereby.

                                   ARTICLE VII
                                   -----------

                                    COVENANTS
                                    ---------

             7.1 COVENANTS OF SELLER. Seller shall:

                         (a) as soon as practicable (and in any event within seven (7) days) following the execution of this Agreement, issue a circular to its shareholders, which circular shall contain:

                                    (i)      a notice of a general meeting
                                             convening a general meeting of the
                                             shareholders of Seller by 8th June
                                             1998 at which a resolution in the
                                             agreed form will be proposed; and

                                    (ii)     a recommendation by its directors
                                             in favour of the passing of the
                                             resolutions referred to in clause
                                             (i), above save in circumstances
                                             where an event occurs or a fact is
                                             brought to the attention of the
                                             directors of Seller prior to
                                             posting which they have concluded
                                             means that they should not make
                                             such recommendation because doing
                                             so would breach their fiduciary
                                             duties as directors of Seller and
                                             counsel to Seller advises Seller
                                             that such withdrawal may be
                                             necessary to enable the Directors
                                             of Seller to comply with their
                                             fiduciary duties;

                         (b) within Twenty (20) days of the posting of the notice referred to in Section 7.1(a)(i) above, hold a general meeting of the shareholders of Seller for the purpose of approving the transactions contemplated by this Agreement;



                         (c) pay to Purchaser a sum equal to any payment made by Barnebey to Ametek Corporation ("Ametek)" and Ecodyne Water Systems Inc ("Ecodyne") to satisfy the claims of Ametek and Ecodyne referred to in the Disclosure Letter less the amount (approximately $180,000) provided in respect of such claims in the Financial Statements and less the amount of any monies received in connection with such claims from insurers of any of the Project Buckeye Corporations; and

                         (d) after Closing cease to use the names "Sutcliffe" or "Speakman" for any business or trade or products or for any subsidiary company.

             7.2.        COVENANTS OF PURCHASERS.

                         Each of Purchasers hereby declares that it has no intention at the date hereof of making any claim against Seller under the indemnity contained in Section 11.2, or under the Tax Deed.

                                  ARTICLE VIII
                                  ------------

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                     --------------------------------------
                              PURCHASERS AND SELLER
                              ---------------------

8.1 The obligations of Purchasers under this Agreement are, at their option, subject to satisfaction of the following conditions which the Seller is obliged to satisfy at or prior to the Closing Date:


         (a)      Seller shall deliver to Purchasers:

                  (i) the resignations of Messrs Lloyd and Mahony as directors or officers of each of the Project Buckeye Corporations and the Subsidiaries of which he is a director or officer in the agreed form;

                  (ii) in respect of Barnebey share certificates representing all of Seller's Shares,with stock powers covering such shares duly endorsed in blank (or an indemnity for lost share certificates in the form as may be requested by US Purchaser);

                  (iii) a general release of all claims of Seller against the Project Buckeye Corporations, in the form of EXHIBIT B to this Agreement;

                  (iv) duly executed stock transfer forms in respect of those of Seller's Shares of the English Project Buckeye Corporations, in favour of UK Purchaser or its nominee;

                  (v) the written resignations of the auditors of the English Project Buckeye Corporations in the agreed form;

                  (vi)     the ESCROW AGREEMENT DULY EXECUTED;

                  (vii) a deed of covenant in the agreed form relating to UK taxation (the "TAX DEED") DULY EXECUTED;

                  (viii) an agreement in the agreed form relating to the provisions of services by Seller to the Project Buckeye Corporations and from such Corporations to Seller (the "Services Agreement") duly executed;

                         (ix) a deed of release in the agreed form releasing Croftshaw Carbons and Lakeland from all existing security granted by them to Royal Bank of Scotland.

                         (x) or make available to Purchasers at the properties or through operation of the Services Agreement all books and records of the Project Buckeye Corporations relating to the operation of the businesses of the Project Buckeye Corporations.

                         (xi) a certificate executed by Seller certifying that to its knowledge no event has occurred which would give Purchaser the right to terminate this Agreement under the provisions of Article X.

                         (xii)       an agreement in the agreed form
                                     transferring the "Protect" business to the UK Purchaser (the "Business Transfer Agreement") duly executed.

             8.2 The obligations of Seller under this Agreement are, at the option of Seller, subject to Purchasers delivering (which Purchasers are obliged to do) the following to Seller at or prior to the Closing Date:

                         (a)         the Purchase Price as provided in
                                     Section 1.1;

                         (b) a certificate executed by the Chief Financial Officer of US Purchaser and the company secretary of UK Purchaser certifying as to the that to their respective knowledges they would not be in breach of the warranties given by them in
                                     Article VI had they been repeated at
                                     Closing;

                         (c)         The ESCROW AGREEMENT duly executed;

                         (d)         the Services Agreement duly executed;

                         (e)         the Tax Deed duly executed; and

                         (f)         the Business Transfer Agreement duly
                                     executed

                         (g) indemnities in favour of Seller in the agreed form relating to the properties duly executed.

             8.3 Purchaser shall procure that at Closing the Project Buckeye Corporation repay the following amounts to Seller in satisfaction of the indebtedness owed by them to Seller Sutcliffe Speakman Holdings Limited and Samuel Banner Limited:

                         Barnebey  $ 3,260,000;

                         Carbons   $ 6,031,000; and

                         Croftshaw $ 247,760

             8.4 Seller and UK Purchaser shall, so far as they are able, procure that at Closing Carbons shall execute the Deed in the agreed form ringfencing the surplus in the Pension Scheme as at the Closing Date so that such surplus is to be applied solely to provide benefits for and in respect of the members of the Pension Scheme as at the Closing Date.

                                   ARTICLE IX
                                   ----------

                                     CLOSING
                                     -------

9. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dibb Lupton Alsop, 125 London Wall, London EC2Y 5AE on June 5, 1998 at 11 a.m., or on such other date mutually agreeable to the parties (the "Closing Date"). If the Closing has not taken place by such date by reason of failure of fulfilment of any condition or conditions contained in this Agreement, then the non-fulfilling party may, by written notice to the other party, extend the Closing Date for a period of fourteen (14) days to permit fulfilment of such condition or conditions. If the Closing has not taken place by such date because the shareholders vote has not been taken in accordance with Section 7.1, then the Closing will take place one (1) business day following such vote. Unless the parties otherwise agree in writing, if the Closing has not occurred prior to 30th June, 1998, then this Agreement will be deemed to have been terminated and abandoned, subject to the legal rights and remedies of either party arising out of the other party's breach of any of the provisions of this Agreement. The parties will in good faith use all reasonable efforts to achieve the Closing.

                                    ARTICLE X
                                    ---------

                            TERMINATION OF AGREEMENT
                            ------------------------

10. This Agreement and the transactions contemplated under it may be terminated and abandoned at any time prior to the Closing Date in accordance with the provisions set out in this Article X;

         (a) if after the date of this Agreement either (i) UK Purchaser or US Purchaser becomes aware of a matter of which it previously had no knowledge or (ii) an event occurs; and such matter or event arises after the date hereof and would mean that there would be a breach of the warranties if they were deemed repeated at Closing and the matter or event that would be the cause of such breach would have a material adverse affect on the business or assets of the Project Buckeye Corporations taken as a whole. In such event, termination pursuant to this Section 10(a) will be the only remedy available to Purchasers save in respect of violations of the Agreement prior thereto. If any matter arises which would give Purchasers the right to terminate this Agreement in accordance with this Article X but Purchasers chooses to proceed to Closing rather than exercise such right (without prejudice to Purchaser's rights if any under Section 11.2 hereof) they shall have no right or remedy in respect of the matter giving rise to the right to terminate and neither they nor any holding company, subsidiary director or employee of them shall bring any action whatsoever against Seller or any holding company, subsidiary director or employee of Seller in respect of such matter.

                  (b) by Purchasers if any warranty in Articles III IV or V is untrue and the value of the Project Buckeye Corporations taken together is materially less than it would have been had the warranty been true or there is a breach of any such warranty and the matter or event that would be the cause of such breach would have a material adverse effect on the business, financial condition or assets of the Project Buckeye Corporations taken as a whole. Upon any termination pursuant to this Section 10(b) Purchasers shall be entitled to indemnification pursuant to this Agreement but subject to the limitations and restrictions contained in this Agreement.

                  (c)      by Purchaser, if any of the conditions contained in
                           Article VIII Clause 8.1, or by Seller, if any of the conditions contained in Article VIII Clause 8.2 or 8.3, respectively, have not been fulfilled in all respects in each case at or prior to the Closing Date.

                                   ARTICLE XI
                                   ----------

                                   SURVIVAL OF
                                   -----------
               WARRANTIES; INDEMNIFICATION; DISPUTES : LIMITATIONS
               ---------------------------------------------------

11.1 SURVIVAL OF LIMITATIONS WARRANTIES. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of Seller or Purchasers, the warranties comprised in Articles III, IV, V and VI of Seller and Purchasers contained in this Agreement, will survive the Closing and continue with full force and effect for eighteen (18) months following the Closing Date, except that (i) the warranties of Seller contained in Sections 3.2, 3.3 and
         3.4 shall have no expiration date (ii) those contained in Section 3.12 and 3.27(d) with respect any Title IV Plan shall survive for so long as any applicable statute of limitations has not expired, been suspended or been waived or extended, and for six (6) months thereafter and
         Article IV shall survive for 7 years from the date hereof. However, as to any breach of, or misstatement in, any such warranty as to which either of Purchasers has given notice together with such reasonable details as are available to Purchasers on or prior to the expiration of the applicable period, as above set forth, the same will continue to survive beyond said period, but only as to the matters contained in such notice.

11.2 SELLER INDEMNIFICATION. Seller shall indemnify Purchasers and the Project Buckeye Corporations from any and all actual costs, expenses, losses, damages and liabilities incurred or suffered by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to the breach of any one or more of the warranties of Seller made in or pursuant to Articles III IV and V of this Agreement including any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of, or misstatement in, any one or more of the warranties of Seller made in or pursuant to Articles III, IV and V of this Agreement . This indemnity shall be the sole basis on which Purchasers, the Project Buckeye Corporations, any subsidiary of Purchasers, any holding company of Purchasers or any employee or director of any such company may make a claim against Seller for breach of the warranties and shall be in substitution for any other basis of claim that may otherwise be available. UK Purchaser and US Purchaser may not both recover for the same loss. For the avoidance of doubt it is hereby declared and agreed that Seller's liability pursuant to this Section 11.2 is to indemnify Purchasers and the Project Buckeye Corporations only for the actual losses they suffer and not in the case of Purchasers for any reduction in the value of the Project Buckeye Corporations where the actual loss has been or is otherwise reimbursed to the Project Buckeye Corporation pursuant to this clause and nor shall any actual loss suffered by Purchaser or any of the Project Buckeye Corporations entitle them to recover any multiple of such loss but Seller will be liable to Purchaser in respect of any costs relating to the discharge of any encumbrance that attaches to Sellers Shares at Closing.

         Notwithstanding any other provision hereof Seller may satisfy any liability to the Project Buckeye Corporations pursuant to this Section by making payment of the amount of such liability to Purchasers and Purchasers shall procure that any claim is made in a manner so as to permit this.

11.3 DEFENSE OF CLAIM. f US Purchaser or UK Purchaser, as the case may be has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding indemnity properly may be sought against Seller pursuant to this Agreement, US Purchaser or UK Purchaser as the case may be will give notice in writing to Seller. At any time after receipt of such notice or receipt of actual notice by Seller from sources other than from one of Purchasers, Seller may give UK Purchaser or US Purchaser as applicable written notice of its election to conduct or take over the defense of such claim, action or proceeding at its own expense (reimbursing the relevant

         Purchaser for its costs reasonably incurred if Seller makes such election 15 days or more after such notice). If Seller has given UK Purchaser or US Purchaser as the case may be notice of election to conduct or take over the defense, Seller may conduct the defense at its expense, but the relevant Purchaser will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of the relevant Purchaser, without a right of further reimbursement but Seller shall have the sole conduct of the defense. If Seller has not so notified UK Purchaser or US Purchaser as the case may be in writing of its election to conduct or take over the defense of such claim, action or proceeding, such Purchaser may (but need not) conduct (at Seller's expense) the defense of such claim, action or proceeding keeping Seller reasonably informed of progress. UK Purchaser or US Purchaser as the case may be may at any time notify Seller of its intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which Seller has not previously elected to conduct) and may make such settlement, compromise or satisfaction (at Seller's expense) unless Seller notifies such Purchaser in writing (within seven (7) days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Anything to the contrary in this Agreement notwithstanding if Seller has elected under this Section 11.3 to conduct the defense of any claim, action or proceeding, then Seller will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. Anything to the contrary in this Agreement notwithstanding if Seller elects to settle, compromise or satisfy any claim, action or proceeding defended by it, the cost of any such settlement, compromise or satisfaction will be borne entirely by Seller. UK Purchaser or US Purchaser as the case may be and Seller will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 11.3.

11.4 PURCHASERS INDEMNIFICATION. Purchasers covenant and agree to indemnify and save harmless Seller from any and all costs, expenses, losses, damages and liabilities incurred or suffered by Seller (including reasonable legal fees and costs) resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of Purchaser made in or pursuant to this Agreement to the same extent as provided in clauses (a) and (b) of Section 11.2, and in the same manner as provided in Section 11.3, of this Article XI.

11.5     INDEMNIFICATION BASKET; CAP.

         (a)     (i)        Any of the foregoing notwithstanding, neither
                            Purchasers nor any Project Buckeye Corporation will have any right to indemnification under
                            Section 11.2
                                    unless and until the aggregate damages
                                    indemnifiable by Seller exceed Two Hundred
                                    Thousand Dollars ($200,000) (the "Basket") and thereafter will be entitled to the full extent of the damages in excess of the said amount only.

                           (ii) In respect of any claim for indemnification under Section 11.2 arising from a breach of warranties in Section 3.28 in respect of any matters relating to Barnebey and any of the foregoing notwithstanding neither Purchasers nor any Project Buckeye Corporation will have any right to indemnification under
                                    Section 11.2 unless and until the aggregate damages indemnifiable by Seller under
                                    Section 3.28 in respect of any matters
                                    relating to Barnebey exceeds Three Hundred
                                    Thousand Dollars ($300,000) and thereafter will be entitled to the full extent of the damages in excess of the said amount only.

                           (iii)    With respect to any claim for
                                    indemnification under Section 11.2 arising from a breach of warranties in Section 3.27(d) and any of the foregoing notwithstanding, in the event of any examination, audit, or action by any United States governmental agency, with respect to any Title IV Plan (as that term is defined in Section 3.27) that results in damages, Seller shall indemnify the Purchaser and Project Buckeye Corporation to the full extent of the damages.

                  (b) Notwithstanding the foregoing, the Basket shall not apply to the breach by Seller of Sections 3.12,
                           Article IV or the penultimate sentence of Section
                           3.7.

                  (c)      The indemnification payable by Seller under this
                           Article XI in all events shall not exceed Five Million Dollars ($5,000,000) in the aggregate (the "Cap"); provided, however, that the Cap shall not apply to Seller's breach of any of Sections 3.2, 3.3, 3.4, 3.12, or Article IV and any indemnification paid with respect to a breach of Section 3.2, 3.3, 3.4,
                           3.12 or Article IV shall not be included in the computation of the Cap amount.

11.6 LIMITATION ON REMEDIES. Anything in this Agreement to the contrary notwithstanding, the remedies of Purchasers and the Project Buckeye Corporation and Seller in connection with the breach of warranties and agreements contained in Articles III, IV, V and VI shall be limited to those provided in Sections 11.2 (in the case of Purchasers) and Section 11.4 (in the case of Seller).

         11.7.    Seller shall have no liability under the indemnification in
                  Section 11.2:

                  (a) to the extent that any provision, reserve or allowance in respect of the matter giving rise to that liability or other matter in question was made in the Financial Statements; or

                  (b) to the extent that the claim in question arises, or is increased as a result of any legislation not in force at the date hereof, any increase in rates of Taxation or any change in the law or published practice of a Revenue authority in any jurisdiction, in each case, made after the date of this Agreement with retrospective effect.

         11.8. If either Purchasers and/or any Project Buckeye Corporation is or may be entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the indemnity, Purchasers shall procure that all reasonable steps are taken to enforce recovery and, if any sum is so recovered, then the amount payable by Seller in respect of that claim under the indemnification shall be reduced by an amount equal to the sum recovered net of any tax if any and any cost of collection. Nothing in this Section 11.8 shall prevent Purchasers from pursuing a claim under Section 11.2 at the same time as taking steps against any other person in relation to the same subject matter.

         11.9. If Seller pays at any time to either Purchaser or a Project Buckeye Corporation an amount pursuant to a claim under the indemnity and either Purchaser or a Project Buckeye Corporation subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim, Purchaser shall, and shall procure that the relevant Project Buckeye Corporation take all reasonable steps to enforce such recovery, and shall forthwith repay to Seller so much of the amount paid by Seller to Purchasers or Project Buckeye Corporation as does not exceed the sum recovered from such other person net of any tax if any and any cost of collection.

         11.10. Purchasers and any Project Buckeye Corporation shall have a duty to mitigate its loss in respect of any indemnification claim in all respects as though such indemnification claim was a claim for breach of warranty in accordance with common law.

         11.11. Neither Purchasers nor any Project Buckeye Corporation shall be entitled to recover damages in respect of any claim under the indemnity or claim under the Tax Deed or otherwise obtain reimbursement or restitution more than once in respect of the same fact or subject matter to the extent recovery has already been made in respect of such claim.

11.12. If and to the extent that, in respect of any matter which would give rise to a claim under the indemnity, either of Purchasers or any Project Buckeye Corporation is entitled to claim under any policy of insurance, then no amount shall be recoverable by Purchasers or any Project Buckeye Corporation under the indemnity unless and until Purchasers or appropriate Project Buckeye Corporation shall have made a claim against its insurers on such policy. The amount recoverable for the relevant breach of the warranties shall be reduced by any amount which is recovered under such policy.

11.13. The liability of Seller or any claim against Seller for indemnification shall not be reduced on a current basis by the amount by which any Taxation for which either Purchaser or any Project Buckeye Corporation is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability; instead Seller shall be reimbursed such amount when such accountability or liability is reduced or extinguished as determined by Purchaser in their reasonable discretion as certified to Sellers by Purchaser's Chief Financial Officer with sufficient documentation to enable Seller to verify the accuracy of such reduction or Extinguishment.

11.14. Subject to Article XXI (in relation to which the sole and exclusive recourse of Purchasers and the Project Buckeye Corporations is provided for in Article XXI) the warranties in Section 3.28 contain Purchasers' and the Project Buckeye Corporations' only rights to claim against Seller in respect of Contaminants, Environmental Laws, Releases or Remedial Action and constitute the sole and exclusive recourse of Purchasers and the Project Buckeye Corporations in respect of Contaminants, Environmental Laws, Releases or Remedial Action. Save for any claim under the warranties contained in Section 3.28. Purchasers and the Project Buckeye Corporation release Seller, and save for any claim under the warranties contained in Section 3.28 its officers, directors and employees from any and all claims under any Environmental Law including but not limited to CERCLA. The warranties in Section 3.10 contain Purchasers' and the Project Buckeye Corporations only rights to claim against Seller in respect of Real Property matters.

11.15.   Seller shall have no liability whatsoever under the Indemnity in clause
         11.2 in respect of any matter, fact or circumstance to the extent that they are disclosed in a letter in the agreed form of even date containing disclosures against the warranties ("the Disclosure Letter") and this notwithstanding that not all the warranties are expressly stated in this Agreement to be qualified by matters set forth in the Disclosure Letter.

                  11.16. When calculating the loss suffered by either of Purchasers or any Project Buckeye Corporation for the purpose of a claim under the indemnity Seller shall be given credit for and the amount of such claim shall be reduced by:

                         (a) an amount equal to any overstatement of indebtedness owed by or borrowings of any of the Project Buckeye Corporations;

                         (b) an amount equal to any understatement of cash at bank or in hand of any of the Project Buckeye Corporations;

                         (c) an amount equal to any understatement of indebtedness owed to any of the Project Buckeye Corporations measured against the actual collection of such indebtedness,

                         in each case as shown in the consolidated balance sheet as at March 31, 1998 of the Project Buckeye Corporations.

                         (d) an amount equal to the amount by which any line item shown in the consolidated balance sheet as at March 31, 1998 of any of the Project Buckeye Corporations is, where it is an asset, more than or, where it is a liability, less than the amount at which such item is shown in the consolidated balance sheet as at March 31, 1998 of any of the Project Buckeye Corporations; and

                         (e) to the extent that Croftshaw receives any deferred consideration for the sale of land at Guest Street, Leigh under an agreement between Croftshaw and Elite Homes (North) Limited dated 22 July 1994 up to a maximum of (pound)45,000 net of tax if any.

             11.17.(i)               For the purpose of this Section 11.17,
                                     "Sellers Relief" shall mean any Relief (as defined in the Tax Deed) or right to repayment of Taxation which arises as a consequence of or by reference to any act, transaction or event occurring in a taxable year ending before Closing.

                  (ii) Seller shall have no liability under the Indemnity in Section 11.2 with respect to breaches of the warranties in Articles IV if and to the extent that any of the Project Buckeye Corporation is able to shelter the loss in question by the utilisation of the Seller's Relief provided that the aggregate amount of the Seller's Relief available to Seller under this Agreement and the Tax Deed shall be (pound)4,000,000 and provided further that the reduction in Sellers liability shall be limited to the actual tax savings if and when utilized


             11.18. (a)    Purchaser's entitlement to be indemnified for losses
                           ceases in relation to breach of the warranties contained in section 3.28 of this Agreement if such losses result from or are increased as a result of Purchasers or any Project Buckeye Corporation or any person or body on behalf of either:

                           (i)      making a notification or disclosing
                                    information to any regulatory authority or any other person; or

                           (ii) making any investigation or taking any other steps (including without limitation intrusive investigations or audits) in respect of matters which may be the subject of a claim for breach of the warranties contained in section 3.28 of this Agreement;

                            unless either is:

                           (i)      required by the law of the relevant
                                    jurisdiction; or

                           (ii) required in order to avoid danger of injury or death to any person.

                  (b) Purchaser shall only be entitled to claim any losses in respect of Remedial Action as such is determined on the basis set out below in this section ("Required Remedial Action)"). Required Remedial Action in respect of a claim for breach of warranties contained in section 3.28 is:

                           a) the Remedial Action reasonably necessary to comply with a Formal Notification; or

                           b) the Remedial Action which is determined to be reasonably required under the terms of the final decision or settlement of Environmental Proceedings;

                           Where "Environmental Proceedings" means the issue of legal proceedings under Environmental Law by a regulatory authority, and a "Formal Notification" means the issue by a regulatory authority of a requirement under Environmental Law which if not complied with is a criminal offence and in the event of a disagreement as to what is reasonable the matter shall be as determined by an expert appointed in accordance with (e) below.

                  (c) Without prejudice to the generality of the foregoing Purchasers shall not be entitled to claim in respect of any losses that result from or are increased by:

                           (i) any voluntary act or omission outside the ordinary course of operations carried out by the Project Buckeye Corporations after the Closing Date;

                           (ii) the failure of Purchaser to take or procure that the Project Buckeye Corporations take all reasonable steps to avoid reduce and mitigate any losses.

                           (iii)    any development for use other than
                                    industrial use of the Real Property or any part of the Real Property; or

                  (d) Purchasers shall have conduct of any Environmental Proceedings, Formal Notifications or Required Remedial Action and any related negotiations or agreements provided that:

                           (i) Purchasers shall allow Seller and its accountants and advisors to investigate the matter or circumstance alleged to give rise to such claim and (subject to Seller indemnifying Purchasers in respect of Purchaser's reasonable costs of so doing) shall give all assistance as Seller or their accountants or professional advisors may reasonable request;


                           (ii) Seller shall have the right to assume conduct of the Environmental Proceedings, Formal Notification or Required Remedial Action. Seller may use such agents as they decide. The exercise by Seller of their rights under this subclause shall be subject to Seller indemnifying Purchaser against any reasonable liabilities costs or expenses which such party may reasonably and directly suffer or incur thereby;

                           (iii)    the person having conduct of any
                                    Environmental Proceedings, Formal
                                    Notification or Required Remedial Action as provided for above ("the Conduct Party") shall ensure that:

                                    (a)      it shall consult fully and in good
                                             faith with the other party on all
                                             material matters and shall comply
                                             with all reasonable
                                             instructions and requests of the
                                             other party; and

                                    (b)      the Conduct Party shall permit a
                                             representative of the other party
                                             to attend as an observer at all
                                             negotiations meetings and site
                                             visits and all parties shall take
                                             all commercially reasonable steps
                                             to minimise the amount of
                                             Purchaser's claim against Seller;
                                             and


                           (iv)     in relation to any Environmental
                                    Proceedings, Formal Notification or Required
                                    Remedial Action Purchaser shall make no
                                    admission of liability, agreement,
                                    settlement or compromise with any relevant authority or third party without the prior consent of Sellers, such consent not to be unreasonably withheld or delayed.

                  (e) In the event of any disagreement between the parties in relation to the Required Remedial Action either party may request a "Certified Professional" pursuant to Ohio Revised Code Chapter 3746.01(E) (with respect to US matters) and the President for the time being of the Association of Environmental Consultants (with respect to UK matters) to appoint or act as an Expert subject to the approval of the non-requesting party, which approval will not be unreasonably withheld. Such Expert shall be independent and experienced in the matters in which the parties are in disagreement. The Expert shall be instructed to give an opinion on the matter that is the subject of the disagreement and except in the case of manifest error, the parties shall be bound by the opinion of such Expert who shall act as an Expert and the costs of the Expert shall be shared equally between the parties.

                                   ARTICLE XII
                                   -----------

                          CONDUCT PRIOR TO CLOSING DATE
                          -----------------------------

12.1 CONTINUATION OF BUSINESS. Until the Closing Date, Seller shall cause the Project Buckeye Corporations to continue to conduct their businesses in the ordinary and usual course and, without limiting the generality of this undertaking, Seller will not in relation to the Project Buckeye Corporations and the Subsidiaries, and shall cause the Project Buckeye Corporations not to, do or suffer to be done any of the following, whether or not in the ordinary and usual course unless specifically excluded, without the prior written consent of UK Purchaser or US
         Purchaser:

         (a) dispose or contract to dispose of, or acquire or contract to acquire, any Real Property or other assets (except for inventory disposed of or acquired in the ordinary course of business), or any interest in any Real Property or other capital assets with a total value in excess of (pound)25,000;

         (b) borrow any money, except in the ordinary course of business for working capital purposes under existing credit facilities;

         (c)      enter into any lease with an annual payment of (pound)25,000;

         (d) encumber any assets with a total value in excess of (pound)25,000;

         (e) enter into any contract, commitment or arrangement involving expenditure by such Project Buckeye Corporation in excess of (pound)100,000;

         (f) declare or pay any dividend or declare or make any other distribution to shareholders, other than the dividends set out in Schedule 12.1(f);

         (g)      purchase or redeem any shares, notes or other securities;

         (h) increase the rate or amount of compensation or the amount or type of other remuneration to any of its directors, officers, employees, agents or other representatives, or agree to do so other than in accordance with agreements disclosed in the Disclosure Letter;

         (i) form or cause to be formed, or dispose or contract to dispose of, any subsidiary, or any interest in any subsidiary or acquire any stock or equity interest in any corporation or other entity;

         (j) reclassify, split or combine its shares, or issue, sell, distribute or dispose of any shares, notes or other securities, or issue or make any changes to any options, warrants or rights with respect to its shares, or commit itself to do so;

         (k) make any new commitments or agree to make commitments for capital improvements or significantly alter standing commitments for capital improvements, in any case in excess of Twenty Five Thousand Pounds ((pound)25,000);

                         (l) negotiate with anyone other than Purchaser for, or participate with anyone other than Purchaser in, the acquisition of the Shares;

                         (m) amend, or permit to be amended, in any way, its constitutional documents or merge or consolidate with any other corporation or other entity or change the character of its business; or

                         (n)         make any material change in accounting
                                     methods.

             12.2 In carrying out its obligations under Section 12.1 Seller shall not knowingly permit any licences, leases, permits, registrations or any patents, trademarks, trade names, service marks or any applications therefor, or any insurance policies and bonds to lapse or fail to renew the same (where such renewal is available on normal commercial terms).

             12.3 ACQUISITION PROPOSALS. (a) Seller agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall direct and use its reasonable efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal, or offer with respect to a merger, reorganisation, share exchange, consolidation, transaction involving, or any purchase or sale of all or any significant portion of the assets or twenty per cent or more of the equity securities of Seller or any of the equity securities of any Project Buckeye Corporation that, in any such case, could reasonably be expected to interfere with the completion of the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Seller further agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall direct and use its reasonable efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, provide any confidential information or data to any person or entity relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal.

             12.4 Seller use its reasonable endeavours to procure the transfer of the employment of Mr Ross and the accounts and central services staff to Carbons prior to Closing as referred to in the Disclosure Letter.

                                  ARTICLE XIII
                                  ------------

                    ASSIGNMENT, THIRD PARTIES, BINDING EFFECT
                    -----------------------------------------

13. The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void provided, however, that Purchaser's rights to indemnification hereunder shall be assignable to its senior lender, subject to any defenses and rights of set-off that Seller may have hereunder. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties hereto and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Purchasers, on the one hand, and Seller, on the other, and their respective successors and permitted assigns.

                                   ARTICLE XIV
                                   -----------

                                    EXPENSES
                                    --------

14. Save where specifically provided for in this Agreement Purchasers, on the one hand, and Seller, on the other, will bear their own respective expenses, including, without limitation, counsel and accountants' fees, in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement. Notwithstanding the foregoing, US Purchaser and Seller agree to pay in equal proportions the finder's fee potentially owed to Douglas Dellmore, provided Seller's share thereof shall not exceed One hundred Thousand Dollars ($100,000).

                                   ARTICLE XV
                                   ----------

                                     NOTICES
                                     -------

15. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) three (3) days after having been posted if sent, certified or registered, return receipt requested, postage prepaid, to an addressee in the same country as that in which it is posted or if it is sent by recognised overnight courier service or
         (iii) six (6) business days after having been posted if it is sent by air mail. Such delivery being effected by the US Mail, The Post Office or a nationally recognised overnight courier service, addressed to the parties at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

             To Purchasers:          Waterlink, Inc.
                                     4100 Holiday Street, N.W.
                                     Canton, Ohio  44702
                                     Facsimile No.:     (330) 649-4008
                                     Attention:         Mike Vantusko

                                                        Chief Financial Officer

             With a copy to:         Benesch, Friedlander,
                                     Coplan & Aronoff LLP
                                     2300 BP Tower
                                     200 Public Square
                                     Cleveland, Ohio  44114
                                     Facsimile No.:       (216) 363-4588
                                     Attention:           Ira C. Kaplan

             To Seller:              Sutcliffe Speakman Plc
                                     59/61 Sandmills Lane
                                     Liverpool
                                     L5 9XL
                                     Attention:           Stuart Lloyd

             With a copy to:         Dibb Lupton Alsop
                                     125 London Wall
                                     London, England EC2Y 5AE

                                     Attention:           Peter Wayte.


                                   ARTICLE XVI
                                   -----------

                             REMEDIES NOT EXCLUSIVE
                             ----------------------

16. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every remedy given under this Agreement or now or subsequently existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by either of Purchasers or Seller will not constitute a waiver of the right to pursue other available remedies. Save that there shall be no remedy for a breach in respect of the warranties in Articles III, IV and V other than the indemnification set out in Section 11.2.

                                  ARTICLE XVII
                                  ------------

                                 NON-COMPETITION
                                 ---------------

17.1     NON-COMPETITION AGREEMENT.

         (a) For a period of three (3) years from and after the Closing Date, but as to clauses (iv) and (v) at any time after the Closing Date, Seller will not, directly or indirectly:

                  (i) except for the distribution by Seller or one of its subsidiaries of a range of products similar to or competing with the "Protect" product range to the extent permitted under the Business Transfer Agreement, engage in, carry on, be employed by or have any interest in a business substantially similar to the businesses as carried on by any Project Buckeye Corporation on the Closing Date;

                  (ii) enter into, engage in, or be employed by or consult with any business in competition with any Project Buckeye Corporation on matters substantially similar to the businesses as carried on by any Project Buckeye Corporation on the Closing Date;

                  (iii) employ, assist in employing or otherwise associate in business with any present, former or future employee of any Project Buckeye Corporation now or subsequently existing until a period of at least two
                           (2) years has expired since such employee was employed by a Project Buckeye Corporation;

                  (iv) induce any person who is a present or future employee, officer, agent, affiliate or customer of a Project Buckeye Corporation now or subsequently existing to terminate the relationship; and

                  (v) induce any customer, supplier or any other party with whom any Project Buckeye Corporation does business to refuse to do business with any Project Buckeye Corporation on as favourable terms as previously done with such Project Buckeye Corporation.

                           The prohibitions in clauses (i) and (ii) will apply only to any place or location in which Purchasers or any of their subsidiaries or affiliates currently does business or is actively contemplating doing business. Seller acknowledges that the length of time and geographic restriction pertaining to all prohibitions in this Subsection (a) are both reasonable and necessary for the legitimate protection of Purchasers' business and interests.

                  (b) Seller expressly agrees and understands that the remedy at law for any breach by Seller of this
                           Article XVII will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Seller's violation of this Article XVII, Purchasers will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this subsection (b) will be deemed to limit Purchasers' remedies at law or in equity for any breach by Seller of any of the provisions of this Agreement which may be pursued or availed of by Purchasers.

                  (c) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in this Section 17.1 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

                  (d) In the event Seller violates any legally enforceable provision of this Section 17.1 as to which there is a specific time period during which Seller is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

                  (e) Nothing in this Section 17.1 shall prevent Seller from acquiring any business or company which includes as part of its business an operation which if engaged in by Seller would breach the terms of this Section provided that such operation does not at the time of such acquisition account for more than (pound)5 million ((pound)5,000,000) of the total turnover of such business or company.

             17.2 DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by law or regulatory authority, from and after the Closing Date, Seller will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or harmful to the interests of, any Project

                           Buckeye Corporation, any information (written or oral), documents, lists or other data of or respecting any aspect of the businesses being acquired by Purchasers from Seller under this Agreement. In the event that Seller, or prior to the Closing, any Project Buckeye Corporation, is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any such proprietary information, Seller will provide Purchasers with prompt notice of such requests to enable Purchasers to seek an appropriate protection order. Any such disclosure shall be limited to the minimum required by law.

                                  ARTICLE XVIII
                                  -------------

                                 TERMINATION FEE
                                 ---------------

             Seller acknowledges that in the event this Agreement is terminated for any of the reasons set forth in that certain termination agreement between Purchasers and Seller of even date herewith (the "Termination Agreement"), a copy of which is attached hereto as EXHIBIT C, Seller shall pay to US Purchaser the Termination Fee (as defined in the Termination Agreement).

                                   ARTICLE XIX
                                   -----------

                                   TAX MATTERS
                                   -----------

19.1 COOPERATION IN TAX MATTERS. Purchaser, Seller and each of the Project Buckeye Corporations shall cooperate fully as and to the extent reasonably requested by any of the other above-named parties, in connection with the filing of Tax Returns pursuant to this Article XIX and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request of any of the above-named parties) the provision of copies of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees to, and Purchasers agrees to cause each of the Project Buckeye Corporations to, retain all books and records with respect to Tax matters pertinent to each of the Project Buckeye Corporations relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. Within sixty (60) days after the Closing Date, Seller will provide Purchasers with a schedule of all material tax elections made by Barnebey and each of its Subsidiaries which will affect the Taxes of US Purchaser, Barnebey or any of its Subsidiaries for all taxable years which end on or after the Closing Date; provided, however, that any elections made with respect to Barnebey or any of its Subsidiaries 1998 Tax Returns will be provided upon filing of documents with the taxing authorities. So long as taxable periods of, or related to any Project Buckeye

         Corporation ending on or before the Closing Date remain open, Purchasers will, and will cause any Project Buckeye Corporation, as the case may be, to promptly notify Seller in writing of any pending or threatened Tax audits or assessments for which Seller has or may have liability. Seller will promptly notify Purchasers and any affected Project Buckeye Corporation, as the case may be, in writing of any written or other notification received by Seller from the Internal Revenue Service or any other taxing authority of any proposed adjustment raised in connection with a Tax audit, examination, proceeding or determination of a taxable period of any Project Buckeye Corporation, as the case may be, ending on or before the Closing Date.

         19.2 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Seller and Purchaser shall jointly prepare or cause to be prepared, and file or cause to be filed, and negotiate and agreed or caused to be negotiated and agree all Tax Returns for each Project Buckeye Corporation for all periods ending on or prior to the Closing Date which Tax Returns shall be prepared in accordance with the past practice and customs of the Project Buckeye Corporation unless such past practice and customers are clearly erroneous. Purchasers shall cause each of the Buckeye Corporations to sign any claim or election relating to any such Tax Return as jointly agreed by Purchaser and Seller. The Seller and the Purchaser shall use all reasonable endeavours to agree on the form of the Tax Returns to be submitted to the relevant tax authority and both parties agree that such agreement or consent shall not be unreasonably withheld or delayed. If the Seller and the Purchaser are unable to agree to the form of a Tax Return within 30 days of it being prepared, the dispute in question shall be referred to an independent firm of Accountants, jointly selected, by the parties or in the absence of such agreement by the President of the Institute of Chartered Accountants of England and Wales in the case of the Buckeye Corporations which are resident in the United Kingdom for tax purposes and the President of the American Institution of Certificate Public Accountants in the case of the Buckeye Corporations which are resident in the United States for taxation purposes. Such person shall act as an expert and save in the case of manifest error his determination shall be binding on both parties. In the event that any dispute arises between Seller and Purchaser regarding the negotiation and/or agreement of any Tax Return, such dispute shall be settled in the same manner as that set out in this clause . Seller shall pay to Purchasers all Taxes shown to be due on such Tax Returns within fifteen (15) days after receipt of a bill from relevant Purchaser for such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability shown on the Balance Sheet of each Project Buckeye Corporation at and for the fiscal years ended March 31, 1998 as adjusted for operations and transactions in the ordinary course of business through the Closing Date in accordance with the past practice and custom of the Project Buckeye Corporations.

         19.3 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Purchasers shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of each Project Buckeye Corporation for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Purchaser within fifteen
                  (15) days after the receipt of a bill from Purchaser the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Balance Sheet of each Project Buckeye Corporation at and for the fiscal year ended March 31, 1998, as adjusted for operations and transactions in the ordinary course of business through the Closing Date in accordance with the past practice and custom of the Project Buckeye Corporations. For purposes of this Section 19.3, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocation shall be made in a manner consistent with the prior custom and practice of each Project Buckeye Corporation and Purchaser shall permit Seller to review and comment on such determinations and make any such revisions to such determinations as are reasonably requested by Seller.

         19.4     DEFENSE OF TAX CLAIM.

                  (a) Notwithstanding any other provision in this Agreement to the contrary, if any third party shall notify UK Purchaser, US Purchaser or Barnebey or any of its Subsidiaries (the "Indemnified Party") with respect to any matter relating to Taxes (a "Tax Claim") which may give rise to a claim for indemnification against Seller (the "Indemnifying Party") pursuant to Article XI hereof, then the Indemnified Party shall promptly and in any event within 10 days notify the Indemnifying Party thereof in writing provided however that no delay on the part of the Indemnified Party shall relieve the Indemnifying party from any obligations hereunder unless (and then solely to the extent) that the Indemnifying Party is thereby prejudiced.

                  (b) Subject to Sections 19.4(c) and (d) below, the Indemnifying Party will have the sole right to defend the Indemnified Party against the Tax Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given written notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by the Tax Claim, and (ii) the Indemnifying Party conducts the defense of the Tax Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Tax Claim in accordance with (b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in, but not control the defense of the Tax Claim, and (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Tax Claim if such judgment or settlement is likely to establish a precedential custom or practice materially adverse to the continuing business of the Indemnified Party or otherwise have a material adverse effect on the Indemnified Party for periods (or portions thereof) beginning on or after the Closing Date without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld.

                  (d) In the event that any of the conditions in (b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Tax Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with the Indemnifying Party in connection therewith); provided, however, that the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to a Tax Claim without the consent of Indemnifying Party which consent shall not be unreasonably withheld, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Tax Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by the Tax Claim to the fullest extent provided in this section.

                                   ARTICLE XX
                                   ----------

                             GUARANTEE AND INDEMNITY
                             -----------------------

20           GUARANTEE AND INDEMNITY

             20.1 In consideration of Seller entering into this Agreement US Purchaser hereby unconditionally and irrevocably guarantees to Seller the due and punctual performance and observance by UK Purchaser of all its obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and the Ancillary Agreements to which UK Purchaser is a party (together "the Guaranteed Agreements") and agrees to indemnify Purchaser against all losses, damages, costs and expenses (including legal costs and expenses) which Seller may suffer or incur through or arising from any breach by UK Purchaser of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of US Purchaser under this
                         Section 20 shall not be released or diminished by any rearrangement or alteration of terms (whether of this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance but shall be subject to any defenses claims or counter claims that UK Purchaser may have against Seller and to any limitations expressly provided for in the Guaranteed Agreements.

             20.2 Subject to the foregoing if and whenever UK Purchaser defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to any of the Guaranteed Agreements, US Purchaser shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by that relevant Guaranteed Agreement and so that the same benefits shall be conferred on Seller as it would have received if such obligation or liability had been duly performed and satisfied by the UK purchaser. US Purchaser hereby waives any rights which it may have to require Seller to proceed first against or claim payment from UK Purchaser to the intent that as between Seller and US Purchaser the latter shall be liable as principal debtor as if it has entered all undertakings, agreements and other obligations jointly and severally with UK Purchaser.

             20.3 This guarantee and indemnity is to be a continuing security to Seller for all obligations, commitments, warranties, undertakings, indemnities and covenants on the part of UK Purchaser under or pursuant to the Guaranteed Agreements and shall not be satisfied, discharged or affected by an intermediate payment or settlement of account by, or change in the constitution or control of, or the insolvency of or winding up or analogous preceding relating to, UK Purchaser or by any other matter or thing whatsoever.

             20.4 US Purchaser's liability under Section 20 shall not be affected by any arrangements which Seller may make with UK Purchaser which (but for this Section 20) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

             20.5 This guarantee and indemnity is in addition to and without prejudice to and not in substitution for any rights or security which Seller may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants, indemnities and warranties of UK Purchaser under or in connection with the Guaranteed Agreements.

             20.6 As a separate and independent stipulation subject to any defenses claims or counter-claims that UK Purchaser may have against Seller, and to any limitations expressly provided for in the Guaranteed Agreements, US Purchaser agrees that any obligation expressed to be undertaken by UK Purchaser under the Guaranteed Agreements (including, without limitation, any monies expressed to be payable under the Guaranteed Agreements) which may not be enforceable against or recoverable from UK Purchaser by reason of any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from US Purchaser as though the same has been incurred by US Purchaser and US Purchaser were sole or principal obligor in respect thereof and shall be performed or paid by US Purchaser on demand.

                                   ARTICLE XXI
                                   -----------

                                   US PHASE II
                                   -----------

In respect of the Barnebey Environmental Report he parties agree:-

21.1 On Closing, Seller shall commission Clayton to carry out the Investigation Programme and such follow-up investigation as is reasonably necessary. Seller shall bear the cost of the Investigation Programme and any follow-up investigation to the extent that the costs do not exceed $70,000. Any costs exceeding $70,000 shall be treated as part of the costs of the Works Programme.

21.2 On completion of the Investigation Programme, Seller and US Purchaser shall jointly commission Clayton to produce a Works Programme which specifies whichever of the following or a combination of the following which can be completed at the least cost:-

         (a) such works as are reasonably necessary to reduce the Pollutants to meet the generic standards for industrial property set out in Ohio Administrative Code ss. 3745-300-08 as at the date hereof; or

         (b) works related to the production of a risk assessment pursuant to the procedures and requirements of a property-specific risk assessment as set out in Ohio Administrative
                  Code ss.3745-300-09 as at date hereof to demonstrate that the Pollutants do not pose a public health and safety risk satisfactory to support a "no further action" decision pursuant to the requirements of Revised Code Chapter 3746 et seq and Ohio Administrative Code ss.3745-300 et seq by a Certified Professional.

21.3 The Works Programme shall be submitted to Seller and US Purchaser for approval. In the event of any disagreement between the parties in relation to the Works Programme either party may request a Certified Professional to act as an Expert subject to the approval of the non requesting party which approval will not be unreasonably withheld. Such Expert shall be independent and experienced in the matters in which the parties are in disagreement. The Expert shall be instructed to give an opinion on the matter that is the subject of the disagreement and in giving that opinion the Expert must have regard to the matters set out at Section 21.2 above. Except in the case of manifest error, Seller and US Purchaser shall be bound by the opinion of such Expert who shall act as an Expert and the costs of the Expert shall be shared equally between them. When the Works Programme has been approved by the parties or a determination has been made by the Expert, US Purchaser, at its sole discretion, shall commission environmental consultants to carry out the Works Programme.

21.4 The costs of the Works Programme shall be borne by the parties on the following basis:

         (a)      the first $150,000 shall be borne by US Purchaser;

         (b) thereafter costs shall be borne equally by Seller and US Purchaser except that Seller's share shall not in aggregate with any claims under this Agreement exceed the Cap set out in
                  Section 11.5(c) in Article XI;

         (c) and thereafter any further costs shall be borne solely by US Purchaser.

         US Purchaser shall make all reasonable efforts to expedite completion of both the Investigation Programme and the Works Programme.

21.5 Anything in this Agreement notwithstanding, the claims of Purchasers in connection with, or arising from the Barnebey Environmental Report or Pollutants shall be limited to those provided under this Article XXI and Purchasers or the Project Buckeye Corporation shall not be able to claim under any other provision in this Agreement or under any laws.

21.6 Purchasers or any Project Buckeye Corporation or any person or body on their behalf shall not make a notification or disclose information on any matters that could be subject to a claim under this Article XXI to any regulatory authority or any other person (other than a person commissioned to carry out the Investigation Programme or Works Programme who shall be required to keep such matters confidential and not make any such notification or disclosure) unless required by the law.


             DEFINITIONS

             "Investigation Programme"      means the Investigation Programme in
                                            the agreed form;

             "Clayton"                      shall mean environmental consultants
                                            at 520 South Main Street, Suite
                                            2444, Akron, Ohio;

             "Barnebey Environmental        means the Phase II report prepared
              Report"                       by Clayton in respect of the
                                            Barnebey Real Property at Ohio on
                                            May 14 1998 under reference number
                                            ss. 35-98094.00;

             "Pollutants"                   means:-

                                            Nickel and Arsenic at the Real
                                            Property owned by Barnebey at Ohio;

                                            TCE, and any degradation products
                                            related thereto, Vinyl Chloride and
                                            Antimony in the area around
                                            boreholes SB-15, SB-2 and SB-13

                                            PCE, TCE and cis-1, 2-DCE and any
                                            degradation products related thereto
                                            in the area outside the Building 39

                                            as such substances and areas are
                                            identified in the Barnebey
                                            Environmental Report

             "Works Programme"              means the programme to deal with the
                                            Pollutants as provided for in
                                            Clauses 21.2 and 21.3 above

                                  ARTICLE XXII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

             22.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

             22.2 CAPTIONS AND SECTION HEADINGS. Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

             22.3 WAIVERS. Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

             22.4 RIGHT OF INSPECTION. From and after the date of this Agreement to the Closing Date, Seller will give to Purchasers and their counsel, accountants and other representatives, full access during normal business hours to the offices, properties, agreements, records and affairs of Project Buckeye Corporations, and will furnish copies of all Contracts and other instruments as Purchasers or their counsel may reasonably request. Such investigation will not affect the warranties of Seller under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of the Project Buckeye Corporations or Seller will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by Seller or other third parties without fault on the part of Purchasers, or unless otherwise required by law.

             22.5 AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents and to take such additional action as is reasonably necessary or appropriate for such purposes.

             22.6 ENTIRE AGREEMENT. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

             22.7 GOVERNING LAWS. This Agreement is to governed by and construed in accordance with the laws of England and Wales. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any English court over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court.

             22.8 KNOWLEDGE. All references to "knowledge" of Seller or "best knowledge" of Seller, or "known to" or so far as Seller is aware or any similar expression which qualifies any of the warranties means the actual knowledge of Seller after making enquiries of the following people in respect of the warranties noted against their names.

                         NAME                 WARRANTIES

                         Stuart Lloyd         )    All
                         Shaun Mahony         )
                         Frank Buckley        )
                         John Dewhurst        )
                         Jonathan Cohen       )

                         John Ross            )    All but only so far as they
                                              )    relate to  Carbons Croftshaw
                                              )    Lakeland and Speakman

                         Bill VogelHuber      )    All (save for any relating to taxation)
                         Bill Eubanks         )    but only so far as they relate to
                         Steve Lockard        )    Barnebey

                         Alan Singleton       )    All (save for any relating to taxation)
                         Steven Ragan         )    but only so far as they relate to
                                              )    Carbons and Lakeland

                         Walter Jackson       )    All (save for any matter relating to
                         Peter Lowe           )    taxation) but only so far as they relate
                                              )    to Croftshaw

             22.9 PRESS RELEASES. Prior to the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of the other party first obtained; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any press release or public announcement to the extent that such action is required by law or any regulatory authority, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

             22.10 CURRENCY. Any references in this Agreement to "dollars" shall mean U.S. Dollars.

             22.11 AGENTS FOR SERVICE. Purchasers appoint Messrs Edge & Ellison of Rutland House 148 Edmund Street Birmingham B3 2JR to accept service of any proceedings (on Purchaser's behalf) which may be commenced in the Courts of England

             22.12 AGREED FORM DOCUMENTS. Any document referred to in this Agreement as being "in the agreed form" shall mean a document which has been agreed between the parties at the date of this Agreement and initialled by the parties to confirm such agreement.

             IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


                                          WATERLINK, INC.

                                          By:
                                             ----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                                          "US PURCHASER"


                                          WATERLINK (UK) HOLDINGS LIMITED

                                          By:
                                             ----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------
                                                          "UK PURCHASER"


                                          -------------------------------------

                                          By:
                                             ----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------
                                                                "SELLER"


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